Exhibit 4-1

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
May 28, 2014,
among
MARATHON OIL CORPORATION,
The LENDERS Party Hereto,

THE ROYAL BANK OF SCOTLAND PLC,
as Syndication Agent,
CITIBANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.
and
THE BANK OF NOVA SCOTIA,
as Documentation Agents,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
_________________________________
J.P. MORGAN SECURITIES LLC,
RBS SECURITIES INC.,
CITIGROUP GLOBAL MARKETS INC.,
MORGAN STANLEY SENIOR FUNDING, INC.
and
THE BANK OF NOVA SCOTIA,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
ARTICLE 1
Definitions

SECTION 1.01.	Definitions	1
SECTION 1.02.	Terms Generally	17
SECTION 1.03.	Accounting Terms and Determinations	17
SECTION 1.04.	Classification Loans and Borrowings	18

ARTICLE 2
The Credits

ARTICLE 3
Conditions

SECTION 3.01.	Effective Date	42
SECTION 3.02.	Credit Events	43

ARTICLE 4
Representations and Warranties

ARTICLE 5
Covenants

ARTICLE 6
Defaults

SECTION 6.01.	Events of Default	51
SECTION 6.02.	Notice of Default	52
SECTION 6.03.	Cash Collateral	52

ARTICLE 7
The Administrative Agent

ARTICLE 8
Change in Circumstances

ARTICLE 9
Miscellaneous

SCHEDULES:

Pricing Schedule
Commitment Schedule

Exhibit A	- Form of Assignment and Assumption Agreement

Exhibit B	- Form of U.S. Tax Certificate

Exhibit C	- Form of Promissory Note

AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 28, 2014, among MARATHON OIL CORPORATION, the LENDERS party hereto, THE ROYAL BANK OF SCOTLAND PLC (“RBS”), as syndication agent, CITIBANK, N.A. (“Citibank”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”) and THE BANK OF NOVA SCOTIA (“Scotia Bank”), as documentation agents, and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent.
WHEREAS, the Borrower, the lenders party thereto, RBS, as syndication agent, Citibank, MSSF and UBS Securities LLC, as documentation agents, and JPMCB, as administrative agent, have previously entered into a Credit Agreement dated as of April 5, 2012 (the “Existing Credit Agreement”).
WHEREAS, on the Effective Date, the Existing Credit Agreement is hereby being amended and restated to be in the form of this Agreement.
WHEREAS, the Lenders have indicated their willingness to lend and the Issuing Banks have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE 1
Definitions
SECTION 1.01 Definitions. The following terms, as used herein, have the following meanings:

“Adjusted London Interbank Offered Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the London Interbank Offered Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.
“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, completed by such Lender and returned to the Administrative Agent (with a copy to the Borrower).
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, including pursuant to any Incremental Commitments Supplement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means J.P. Morgan Securities LLC, RBS Securities Inc., Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and The Bank of Nova Scotia, in their capacities as joint lead arrangers and joint bookrunners for the credit facility provided under this Agreement.
“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement in substantially the form of Exhibit A hereto.
“Backstopped Letter of Credit” has the meaning specified in Section 2.04(b).
“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% per annum and (c) the London Interbank Offered Rate on such day (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the London Interbank Offered Rate on any day shall be based on the rate per annum appearing on the applicable Reuters screen page (currently page LIBOR01) displaying interest rates for deposits in dollars in the London interbank market (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other authorized redistributor that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (London time), on such day for deposits in dollars with a maturity of one month. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the London Interbank Offered Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the London Interbank Offered Rate, respectively.
“Base Rate Borrowing” means any Borrowing comprised of Base Rate Loans.
“Base Rate Loan” means a Loan that bears interest at a rate determined on the basis of the Base Rate in accordance with this Agreement.
“Base Rate Margin” has the meaning specified in the Pricing Schedule.
“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.
“Base Rate Swingline Loan” means a Swingline Loan that is a Base Rate Loan.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Marathon Oil Corporation, a Delaware corporation, and its successors in accordance with Section 5.02.
“Borrower’s 2013 Form 10-K” means the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC pursuant to the Exchange Act.
“Borrower’s Q1 2014 Form 10-Q” means the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, as filed with the SEC pursuant to the Exchange Act.
“Borrowing” means (a) Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any rule, request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, requests, guidelines or directives thereunder or issued in connection therewith and (ii) all rules, requests, guidelines or directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” to the extent enacted, adopted, promulgated or issued by any Governmental Authority or otherwise having the force of law, regardless of the date so enacted, adopted, promulgated or issued.
“Change of Control” has the meaning specified in Section 2.16.
“Charges” has the meaning specified in Section 9.14.
“Citibank” has the meaning specified in the preamble hereto.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Outstanding Amount hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11, (b) increased from time to time pursuant to Section 2.17 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.06(b). The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption Agreement or the Incremental Commitments Supplement pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Commitments as of the Effective Date is $2,500,000,000.
“Commitment Fee Rate” has the meaning specified in the Pricing Schedule.
“Commitment Schedule” means the Commitment Schedule attached hereto.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to this Agreement or the transactions contemplated herein that is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.
“Consenting Lender” has the meaning specified in Section 2.18.
“Consolidated Capitalization” means, at any time, the sum of Consolidated Shareholders’ Equity of the Borrower and Consolidated Total Indebtedness.
“Consolidated Net Tangible Assets” means the aggregate value of all assets of the Borrower and its Subsidiaries on a consolidated basis after deducting therefrom (a) all current liabilities (excluding all long-term debt due within one year), (b) all investments in unconsolidated entities and all investments accounted for on the equity method and (c) all goodwill, patents and trademarks, unamortized debt discount and other intangibles, all determined in conformity with GAAP and calculated on a basis consistent with the Borrower’s most recent audited consolidated financial statements.
“Consolidated Shareholders’ Equity” means, at any time, (a) with respect to the Borrower, the consolidated total shareholders’ equity of the Borrower, determined in conformity with GAAP and calculated on a basis consistent with the Borrower’s most recent audited consolidated financial statements, and (b) with respect to any other Person, the consolidated total shareholders’ equity of such Person, determined in conformity with GAAP.
“Consolidated Total Indebtedness” means the total Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Credit Event” has the meaning specified in Section 3.02.
“Credit Exposure” means, with respect to any Lender at any time, (a) the amount of its Commitment (whether used or unused) at such time or (b) if the Commitments have terminated in their entirety, such Lender’s Outstanding Amount at such time.
“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.
“Declining Lender” has the meaning specified in Section 2.18.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within three Domestic Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any)

has not been satisfied, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless (in the case of this clause (iii)) such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute with respect to the requirement to pay such amount, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Domestic Business Days after written request by the Borrower, the Administrative Agent, an Issuing Bank or the Swingline Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by the Borrower, the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, of such certification (with a copy to the Administrative Agent if the Administrative Agent shall not have been the requesting party), or (d) has become the subject of a Bankruptcy Event.
“Documentation Agents” means Citibank, MSSF and Scotia Bank, in their capacity as documentation agents in connection with the credit facility provided under this Agreement.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Effective Date” means the date on which the conditions specified in Section 3.01 are satisfied (or waived in accordance with Section 9.05).
“Eligible Assignee” means (a) any Lender, (b) any Affiliate of any Lender, (c) any Approved Fund and (d) any other Person, other than, in each case, (i) the Borrower (or any of its Subsidiaries or other Affiliates), (ii) a natural Person or (iii) a Defaulting Lender, an Affiliate of a Defaulting Lender or a Person that would be a Defaulting Lender upon effectiveness of the applicable assignment.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute as amended from time to time, and the regulations promulgated and rulings thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under

Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) any failure to meet the “minimum funding standards” (as defined in Section 412 of the Code or Section 302(a) of ERISA) with respect to any Plan, whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Eurodollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London interbank market.
“Eurodollar Loan” means a Loan that bears interest at a rate determined on the basis of the Adjusted London Interbank Offered Rate in accordance with this Agreement.
“Eurodollar Margin” has the meaning specified in the Pricing Schedule.
“Events of Default” has the meaning specified in Section 6.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be deducted or withheld from a payment to or for the account of a Recipient: (a) franchise Taxes or Taxes imposed on (or measured by) net income (however denominated) or net profits, in each case, imposed by the United States of America (or any state or political subdivision thereof), or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction described in clause (a) above, (c) in the case of any Recipient (other than an assignee pursuant to a request by the Borrower under Section 8.06(b)), any U.S.

Federal Taxes (including withholding Taxes) resulting from any law in effect on the date such Recipient becomes a party to this Agreement (or designates a new lending office), except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 8.05(a), (d) Taxes attributable to such Recipient’s failure to comply with Section 8.05(f) or 8.05(g), (e) any Taxes imposed under FATCA and (f) Other Connection Taxes.
“Existing Borrowings” has the meaning specified in Section 2.17.
“Existing Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.
“Existing Termination Date” has the meaning specified in Section 2.18.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version of such provisions that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements between the United States and another country which modify the provisions of the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (a) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (b) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day from three Federal funds brokers of recognized standing selected by it for such transactions as determined in good faith by the Administrative Agent.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Increase Effective Date” has the meaning specified in Section 2.17.
“Increasing Lender” has the meaning specified in Section 2.17.
“Incremental Commitments Supplement” has the meaning specified in Section 2.17.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable and accrued liabilities incurred in the ordinary course of business and (ii) amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but only to the extent of such property’s fair market value, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of (i) all letters of credit or letters of guaranty issued to support Indebtedness of any Person and (ii) other drawn letters of credit and letters of guaranty that have been called upon and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is legally liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The

Indebtedness of any Person shall not include endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrower hereunder and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.
“Indemnitee” has the meaning specified in Section 9.03(b).
“Interest Period” means, with respect to each Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing as specified in the applicable Notice of Revolving Borrowing or the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day, (b) any Interest Period which begins on the last Eurodollar Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day in a calendar month and (c) no Interest Period shall end after the Termination Date.
“Issuing Bank” means (a) each of JPMCB, RBS, Citibank, Morgan Stanley and Scotia Bank and (b) any other Lender designated by the Borrower that may agree to issue Letters of Credit hereunder pursuant to an instrument in form reasonably satisfactory to the Administrative Agent, each in its capacity as an issuer of a Letter of Credit hereunder, in each case other than any such Issuing Bank that ceases to be such pursuant to Section 2.04(g). Each Issuing Bank may arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank (subject to the consent of the Borrower in the case of any Affiliate that is not a U.S. Person), in which case the term “Issuing Bank” shall, for all purposes of this Agreement, include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, and shall cause such Affiliate to, comply with all obligations of an Issuing Bank under this Agreement); provided that, for purposes of the definition of “Excluded Taxes,” such Affiliate shall be deemed to have become a party to this Agreement on the date such Affiliate issues a Letter of Credit.
“JPMCB” has the meaning specified in the preamble hereto.
“Lender” means each Person listed on the Commitment Schedule and each other Person that shall have become a Lender pursuant to Section 2.17 or 9.06(b), other than any such Person that has ceased to be a Lender as a result of one or more assignments pursuant to Section 9.06(b). Unless the context requires otherwise, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” means a letter of credit issued hereunder by an Issuing Bank.
“Letter of Credit Commitment” means (a) as to each of JPMCB, RBS, Citibank, Morgan Stanley and Scotia Bank, $75,000,000, and (b) as to each other Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.04 as set forth in the instrument under which such Issuing Bank became an Issuing Bank.
“Letter of Credit Disbursement” means a payment made by an Issuing Bank in respect of a draw under a Letter of Credit issued by such Issuing Bank.
“Letter of Credit Liabilities” means, at any time, the sum of (a) the aggregate amount of Letter of Credit Disbursements that have not been reimbursed by or on behalf of the Borrower at such time and (b) the aggregate amount available for drawing under all outstanding Letters of Credit at such time. The Letter of Credit Liabilities of any Lender at any time shall be its Percentage of the total amount of the Letter of Credit Liabilities at such time, adjusted to give effect to any reallocation under Section 2.19 of the Letter of Credit Liabilities of Defaulting Lenders in effect at such time.
“Letter of Credit Termination Date” means the fifth Domestic Business Day prior to the Termination Date.
“Loan” means a Revolving Loan or a Swingline Loan.
“London Interbank Offered Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for deposits in dollars (for delivery on the first day of such Interest Period) of a period equal in length to such Interest Period, as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other authorized redistributor that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion), at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the commencement of such Interest Period.
“Marathon Oil Company” means Marathon Oil Company, an Ohio corporation and a Subsidiary of the Borrower.
“Material Adverse Change” means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under this

Agreement or (c) the rights and remedies of the Administrative Agent and the Lenders hereunder.
“Maximum Rate” has the meaning specified in Section 9.14.
“MNPI” means material information concerning the Borrower, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, the Subsidiaries or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States federal and state securities laws.
“Money Market Rate” means (a) the “ASK” rate for Federal funds appearing on the applicable Reuters screen (or on any successor or substitute for such screen, providing rate quotations comparable to those currently provided on such screen, as determined by the Swingline Lender from time to time for purposes of providing quotations of the offer rates applicable to Federal funds for a term of one Domestic Business Day) at the time reviewed by the Swingline Lender plus (b) the Eurodollar Margin. In the event that part (a) of such rate is not available at such time for any reason, then part (a) of such rate will be the rate agreed to between the Swingline Lender and the Borrower (or, in the absence of such agreement, a rate reasonably determined by the Swingline Lender and communicated to the Borrower). The Borrower understands and agrees that the rate quoted from such applicable Reuters screen is a real-time rate that changes from time to time. The rate quoted by the Swingline Lender and used for the purpose of setting the interest rate for any Swingline Loan bearing interest at the Money Market Rate will be the rate on the screen of the Swingline Lender at the time of setting the rate and will not be an average or composite of rates for that day.
“Money Market Rate Loan” means a Swingline Loan that bears interest at a rate determined on the basis of the Money Market Rate in accordance with this Agreement.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Morgan Stanley” means Morgan Stanley Bank, N.A.
“Mortgage” has the meaning specified in Section 5.03.
“MSSF” has the meaning specified in the preamble hereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Notice of Interest Rate Election” has the meaning specified in Section 2.09(b).
“Notice of LC Credit Event” has the meaning specified in Section 2.04(b).
“Notice of Revolving Borrowing” has the meaning specified in Section 2.02.
“Notice of Swingline Borrowing” has the meaning specified in Section 2.03(b).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising solely from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement, or sold or assigned an interest in this Agreement).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are imposed with respect to an assignment (other than an assignment under Section 8.06(b)).
“Outstanding Amount” means, with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of its Revolving Loans at such time, (b) its Letter of Credit Liabilities at such time and (c) its Swingline Liabilities at such time.
“Participant” has the meaning specified in Section 9.06(e).
“Participant Register” has the meaning specified in Section 9.06(g).
“Payment Date” has the meaning specified in Section 2.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor performing similar functions.
“Percentage” means, with respect to any Lender at any time, the percentage of the aggregate amount of all the Commitments represented by such Lender’s Commitment at such time. At any time after the Commitments shall have terminated, the term “Percentage” shall refer to a Lender’s Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 9.06(b).

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.
“Plan” means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning specified in Section 9.01(d).
“Pricing Schedule” means the Pricing Schedule attached hereto.
“Prime Rate” means the rate of interest per annum publicly announced by JPMCB as its prime rate in effect at its principal offices in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Quarterly Payment Dates” means each March 31, June 30, September 30 and December 31.
“RBS” has the meaning specified in the preamble hereto.
“Recipient” means the Administrative Agent, any Lender and any Issuing Bank.
“Register” has the meaning specified in Section 9.06(c).
“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees and agents of such Person and of such Person’s Affiliates.
“Required Lenders” means, at any time, subject to Section 2.19, Lenders having more than 50% in aggregate amount of the Credit Exposures at such time.
“Revolving Credit Period” means the period from and including the Effective Date to but not including the Termination Date.
“Revolving Borrowing” means a Borrowing consisting of Revolving Loans.
“Revolving Loan” means a loan made by a Lender pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor to the rating agency business thereof.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Scotia Bank” has the meaning specified in the preamble hereto.
“SEC” means the United States Securities and Exchange Commission.
“Specified Oil and Gas Property” means any property interest in oil and gas reserves located in the United States owned by the Borrower or any Subsidiary which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest or interests exceeds 2% of Consolidated Net Tangible Assets, except any such property interest or interests that in the opinion of the board of directors of the Borrower is not of material importance to the business conducted by the Borrower and its Subsidiaries, taken as a whole.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Stop Notice” means any “Stop Notice” given by the Administrative Agent at the request of the Required Lenders as contemplated by Section 2.04(f).

“Subsequent Borrowings” has the meaning specified in Section 2.17.
“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.
“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.
“Swingline Liabilities” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Liabilities of any Lender at any time shall be its Percentage of the total amount of the Swingline Liabilities at such time, adjusted to give effect to any reallocation under Section 2.19 of the Swingline Liabilities of Defaulting Lenders in effect at such time.
“Swingline Loan” has the meaning specified in Section 2.03(a).
“Syndication Agent” means The Royal Bank of Scotland plc, in its capacity as syndication agent in connection with the credit facility provided under this Agreement.
“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means May 28, 2019, or such later date to which the Termination Date may be extended pursuant to Section 2.18, or if any such date is not a Eurodollar Business Day, the next preceding Eurodollar Business Day.
“Total Outstanding Amount” means, at any time, the sum of (a) the aggregate outstanding principal amount of the Loans at such time and (b) the aggregate Letter of Credit Liabilities of all Lenders at such time, determined after giving effect, if one or more Loans are being made at such time, to any substantially concurrent application of the proceeds thereof to repay one or more other Loans.
“Type” refers to the determination whether a Loan is a Base Rate Loan or a Eurodollar Loan.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Certificate” has the meaning specified in Section 8.05(f)(ii)(D).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Power” has the meaning specified in Section 2.16(a).
“Voting Stock” has the meaning specified in Section 2.16(a).
“Withholding Agent” means the Borrower and the Administrative Agent.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including intellectual property, cash, securities, accounts and contract rights, (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding” and (g) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.
SECTION 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower delivered to the Administrative Agent; provided that if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Required Lenders, by notice from the Administrative Agent to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (b) GAAP will be deemed for all purposes hereof to treat leases that would have been classified as operating leases in accordance with GAAP as in effect on December 31, 2013, in a manner consistent with the treatment of such leases under GAAP as in effect on December 31, 2013, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

SECTION 1.04 Classification Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a Eurodollar Revolving Loan is a Revolving Loan that is a Eurodollar Loan) and Borrowings may be classified and referred to by the Types of Loans comprising such Borrowings (e.g., a Eurodollar Borrowing is a Borrowing comprised of Eurodollar Loans and a Base Rate Revolving Borrowing is a Revolving Borrowing comprised of Base Rate Loans).
ARTICLE 2
The Credits
SECTION 2.01. Commitments to Lend. (a) Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower from time to time during the Revolving Credit Period in dollars; provided that, immediately after each such Loan is made, (i) such Lender’s Outstanding Amount shall not exceed its Commitment and (ii) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments. Each Revolving Borrowing shall be in an aggregate principal amount of $10,000,000 or any larger integral multiple of $5,000,000, except that (A) any Revolving Borrowing may be in the aggregate amount of unused Commitments and (B) any Base Rate Revolving Borrowing may be in an aggregate amount that is required to finance the reimbursement of all or any portion of any Letter of Credit Disbursement as provided in Section 2.04(c). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
(b) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in proportion to their respective Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.
SECTION 2.02 Notice of Revolving Borrowing. To request a Revolving Borrowing, the Borrower shall deliver a notice (a “Notice of Revolving Borrowing”) to the Administrative Agent by telephone, hand delivery, e-mail or fax (and, in the case of telephonic notice, promptly confirmed by hand delivery, e-mail or fax) (a) in the case of a Base Rate Revolving Borrowing, not later than 1:00 p.m. (New York City time) on the date of such Base Rate Revolving Borrowing and (b) in the case of a Eurodollar Revolving Borrowing, not later than 1:00 p.m. (New York City time) on the third Eurodollar Business Day before the requested date of such Eurodollar Revolving Borrowing, specifying:
(i)    the date of such Revolving Borrowing, which shall be a Domestic Business Day, in the case of a Base Rate Revolving Borrowing, or a Eurodollar Business Day, in the case of a Eurodollar Revolving Borrowing;
(ii)    the aggregate amount of such Revolving Borrowing, which shall comply with Section 2.01(a);
(iii)    the initial Type of the Revolving Loans comprising such Revolving Borrowing;
(iv)    in the case of a Eurodollar Revolving Borrowing, the duration of the initial Interest Period applicable thereto, which shall comply with the provisions of the definition of Interest Period; and
(v)    the deposit account of the Borrower with the Administrative Agent to which funds are to be disbursed or, in the case of any Revolving Borrowing requested to finance the reimbursement of all or any portion of any Letter of Credit Disbursement as provided in Section 2.04(c)(i), the identity of such Issuing Bank.
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Base Rate Revolving Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding the foregoing, Revolving Borrowings may also be requested by the Administrative Agent on behalf of the Borrower in accordance with Section 2.04(c)(ii).
SECTION 2.03 Swingline Loans. (a) Commitment to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make loans to the Borrower (each such loan, a “Swingline Loan”) from time to time during the Revolving Credit Period in dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000 or (ii) the Total Outstanding Amount exceeding the aggregate amount of the Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding

Swingline Loan. Each Swingline Loan shall be in an aggregate principal amount that is an integral multiple of $1,000,000, except that any Swingline Loan may be in the aggregate amount of unused Commitments or in an aggregate amount that is required to finance the reimbursement of all or any portion of any Letter of Credit Disbursement as provided in Section 2.04(c)(i). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    Notice of Swingline Loans. To request a Swingline Loan, the Borrower shall deliver a notice (a “Notice of Swingline Borrowing”) to the Administrative Agent by telephone, hand delivery, e-mail or fax (and, in the case of telephonic notice, promptly confirmed by hand delivery, e-mail or fax), not later than 2:00 p.m. (New York City time) on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Domestic Business Day), amount of the requested Swingline Loan and whether such Swingline Loan is to be a Base Rate Loan or a Money Market Rate Loan and, in the case of any Swingline Loan requested to finance the reimbursement of all or any portion of any Letter of Credit Disbursements as provided in Section 2.04(c)(i), the identity of such Issuing Bank. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of all or any portion of any Letter of Credit Disbursement as provided in Section 2.04(c)(i), by remittance to such Issuing Bank) by 3:00 p.m. (New York City time) on the requested date of such Swingline Loan.
(c)    Participations. The Swingline Lender may, by written notice given to the Administrative Agent not later than 10:00 a.m. (New York City time), on any Domestic Business Day, require the Lenders to acquire participations on such Domestic Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that in making any Swingline Loan the Swingline Lender shall be entitled to conclusively rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 3.02. Each Lender further acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.03(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this Section 2.03(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and

Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders under this Section 2.03(c)), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.03(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section 2.03(c) and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.03(c) shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swingline Loan.
SECTION 2.04 Letters of Credit. (a)  Commitment to Issue Letters of Credit; Participations. Subject to the terms and conditions hereof (and to the terms and conditions of any separate agreement between the Borrower and any Issuing Bank limiting the types of Letters of Credit to be issued by such Issuing Bank), each Issuing Bank agrees to issue Letters of Credit denominated in dollars (and to amend, renew and extend outstanding Letters of Credit) from time to time before the Letter of Credit Termination Date upon the request of the Borrower; provided that, immediately after each Letter of Credit is issued, amended, renewed or extended (i) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments, (ii) the aggregate Letter of Credit Liabilities attributable to Letters of Credit issued by such Issuing Bank shall not exceed the Letter of Credit Commitment of such Issuing Bank and (iii) the aggregate amount of the Letter of Credit Liabilities shall not exceed $500,000,000. Upon issuance by an Issuing Bank of a Letter of Credit (or any amendment of a Letter of Credit increasing the amount thereof), such Issuing Bank shall be deemed, without further action by any party hereto, to have granted to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have acquired from such Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities equal to such Lender’s Percentage thereof and, in consideration and in furtherance of the foregoing, in accordance with Section 2.04(c)(iii), each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Percentage of each Letter of Credit Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed or discharged and replaced in full on the date due as provided in Section 2.04(c)(i) or 2.04(c)(ii), or of any reimbursement payment required to be refunded to the Borrower for any reason. On the Effective Date, the Lenders shall hold participations in any Letters of Credit outstanding on such date (including any such Letters of Credit issued or deemed under the Existing Credit Agreement) in proportion to the Lenders’ respective Percentages determined after giving effect to the amendment and restatement hereof (including of the Commitment Schedule) on the Effective Date.

(b) Notice of LC Credit Event; Terms; Extensions. (i) To request the issuance of a Letter of Credit by any Issuing Bank (or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to Section 2.04(b)(iii))), the Borrower shall give such Issuing Bank notice at least three Domestic Business Days (or such other period as such Issuing Bank and the Borrower may agree) prior to the requested date of issuance, amendment, renewal or extension, specifying the date such Letter of Credit is to be issued, amended, renewed or extended and describing the terms of such Letter of Credit (any such notice being referred to as a “Notice of LC Credit Event”). Upon receipt of a Notice of LC Credit Event, the applicable Issuing Bank shall promptly notify the Administrative Agent of the contents thereof.
(ii)    The obligation of the applicable Issuing Bank to issue, amend, renew or extend any Letter of Credit shall, in addition to the conditions precedent set forth in Section 3.02 (if applicable by the terms thereof), be subject to the conditions precedent that such Letter of Credit shall be of the type customarily issued by such Issuing Bank and in such form and contain such terms as shall be reasonably satisfactory to such Issuing Bank and that the Borrower shall have executed and delivered such other customary instruments and agreements (which may include a letter of credit application) relating to such Letter of Credit as such Issuing Bank shall have reasonably requested. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(iii)    Each Letter of Credit shall expire at or before the close of business on the date that is one year after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that (A) a Letter of Credit may contain a provision pursuant to which it is deemed to be automatically extended on an annual basis unless notice of termination is given by the applicable Issuing Bank and (B) in no event will a Letter of Credit expire (including pursuant to a renewal or extension thereof) on a date later than the Letter of Credit Termination Date, unless such Letter of Credit is, at the time it is issued, amended, renewed or extended (or such other time as may be agreed to in writing by the applicable Issuing Bank), cash collateralized or otherwise backstopped in an amount and manner and pursuant to documentation approved in writing by the applicable Issuing Bank (any such Letter of Credit being referred to as a “Backstopped Letter of Credit”).
(c)    Payments; Reimbursement Obligations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower, as to the amount to be paid as a result of such drawing and the date such payment is to be made by such Issuing Bank (the “Payment Date”). The Borrower shall be irrevocably and unconditionally obligated to reimburse the applicable Issuing Bank for any Letter of Credit Disbursement made by such Issuing Bank, without presentment, demand, protest or other formalities of any kind.

Such reimbursement shall be made not later than 3:00 p.m. (New York City time) on the Payment Date, if the Borrower shall have received such notice from the Administrative Agent prior to 10:00 a.m. (New York City time) on the Payment Date, or, if such notice has not been received by the Borrower prior to such time on the Payment Date, then not later than 3:00 p.m. (New York City time) on (A) the Domestic Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m. (New York City time) on the day of receipt, or (B) the Domestic Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or 2.03 that such payment be financed with a Base Rate Revolving Borrowing or a Swingline Loan and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing or Swingline Loan; provided further that the Borrower’s obligation to make such payment may also be discharged and replaced by a Base Rate Revolving Borrowing as provided in Section 2.04(c)(ii). If and to the extent any Letter of Credit Disbursement is not reimbursed or discharged and replaced in full in accordance with this Section 2.04(c)(i) or Section 2.04(c)(ii), then (irrespective of when notice thereof is received by the Borrower), such reimbursement obligation shall bear interest, payable on demand, for each day from and including the Payment Date to but excluding the date such reimbursement obligation is paid or discharged and replaced in full at a rate per annum equal to, subject to Section 2.08(e), the rate applicable to Base Rate Revolving Loans for such day.
(ii) Upon receipt of a notice from any Issuing Bank referred to in Section 2.04(c)(i), the Administrative Agent shall at or about 1:00 p.m. (New York City time) on the Payment Date, if the Administrative Agent shall have received such notice prior to 10:00 a.m. (New York City time) on the Payment Date, or, if such notice has not been received by the Administrative Agent prior to such time on the Payment Date, then at or about 1:00 p.m. (New York City time) on (A) the Domestic Business Day that the Administrative Agent receives such notice, if such notice is received prior to 10:00 a.m. (New York City time) on the day of receipt, or (B) the Domestic Business Day immediately following the day that the Administrative Agent receives such notice, if such notice is not received prior to such time on the day of receipt, notify the Lenders thereof, specifying the amount of the applicable LC Disbursement and requesting, on behalf of the Borrower (which hereby irrevocably directs the Administrative Agent so to act on its behalf), that on the Payment Date or such Domestic Business Day, as applicable, Lenders make a Base Rate Revolving Borrowing in the amount of such Letter of Credit Disbursement, specifying each Lender’s Revolving Loan to be made as part of such Base Rate Revolving Borrowing; provided that no such notice to the Lenders shall be required to be given by the Administrative Agent, and no such request on behalf of the Borrower shall be made by the Administrative Agent, in each case if, not later than 12:00 p.m. (New York City time) on the Payment Date or such Domestic Business Day, as applicable, the Borrower shall have delivered (by e-mail or fax) a written notice to the Administrative Agent to the effect that the Borrower intends to satisfy its obligation to reimburse such Letter of Credit Disbursement other than in reliance on the provisions of this Section 2.04(c)(ii). Subject to the conditions to borrowing set forth herein, upon receipt of such notice from the Administrative Agent, each Lender shall make available its Revolving Loan to be made as part of such Base Rate Revolving Borrowing by wire transfer, no later than 3:00 p.m. (New York City time) on the requested date of such Base Rate Revolving Borrowing, of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. To the extent of the Base Rate Revolving Loans so made by the Lenders, the Borrower’s obligation to reimburse the applicable Letter of Credit Disbursement shall be discharged and replaced by the resulting Base Rate Revolving Borrowing, it being understood that if any Lender fails to fund its Base Rate Revolving Loan pursuant to this Section 2.04(c)(ii), the Administrative Agent shall notify the Borrower in writing of such failure by 10:00 a.m. (New York City time) on the immediately succeeding Domestic Business Day, and the Borrower’s obligation to reimburse the applicable Letter of Credit Disbursement shall nonetheless be deemed paid when due for purposes of Section 6.01(a) if the Borrower reimburses the applicable Issuing Bank in the amount of any undischarged portion of such Letter of Credit Disbursement by 12:00 p.m. (New York City time) on such Domestic Business Day on which the Borrower receives such notice.
(ii)To the extent any Letter of Credit Disbursement has not been reimbursed or discharged and replaced in full as provided in Section 2.04(c)(i) or 2.04(c)(ii), each Lender will pay to the Administrative Agent, for the account of the applicable Issuing Bank and without any offset, abatement, withholding or reduction whatsoever, promptly upon such Issuing Bank’s demand, an amount equal to such Lender’s Percentage of such unreimbursed Letter of Credit Disbursement, together with interest on such amount for each day from the date of such Issuing Bank’s demand for such payment (or, if such demand is made after 1:00 p.m. (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for the first three Domestic Business Days after the date of such demand and thereafter at a rate per annum equal to the Base Rate for each additional day. The Administrative Agent shall notify the Borrower of any participations in any Letter of Credit Disbursements funded pursuant to this Section 2.04(c)(iii), and thereafter payments in respect of such Letter of Credit Disbursements shall be made to the Administrative Agent and not to the applicable Issuing Bank. Any amounts received by the applicable Issuing Bank from the Borrower in respect of any Letter of Credit Disbursement (including in respect of accrued interest thereon) after receipt by such Issuing Bank of the proceeds of the funding by Lenders of participations therein pursuant to this Section 2.04(c)(iii) shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have funded their participations pursuant to this Section 2.04(c)(iii) and to the applicable Issuing Bank, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Issuing Bank or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.

(d)    Obligations Absolute. The obligations of the Borrower and each Lender under Section 2.04(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:
(i)    any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;
(ii)    any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto provided by any party affected thereby;
the use which may be made of the Letter of Credit by, or any acts or omissions of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);
(iii)    the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), any Lender, any Issuing Bank or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
(iv)    any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;
(v)    payment under a Letter of Credit against presentation to an Issuing Bank of documents that do not comply with the terms of such Letter of Credit;
(vii)    any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof;
(viii)    any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default or any termination of the Commitments prior to, on or after the Payment Date for any Letter of Credit, whether at the scheduled termination thereof, by operation of Section 6.01 or otherwise; or
(ix)    any other act or omission to act or delay of any kind by any Lender, any Issuing Bank, the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.04(d), constitute a legal or equitable discharge of or defense to the Borrower’s or the Lender’s obligations hereunder;
provided that this Section 2.04(d) shall not limit the rights of the Borrower under Section 2.04(e)(i).

(e)    Limitation of Liabilities. (i) None of the Lenders, the Issuing Banks, the Administrative Agent or their respective Related Parties shall be liable or responsible by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including any of the circumstances enumerated in Section 2.04(d), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance arising from causes beyond the control of the Issuing Bank; provided that, notwithstanding the foregoing and Section 2.04(d), the Borrower shall have a claim against an Issuing Bank for direct (but not indirect, consequential, special or punitive) damages suffered by it, to the extent finally determined by a court of competent jurisdiction (so long as such determination has not been reversed or vacated on appeal) to have been caused by (x) such Issuing Bank’s gross negligence or willful misconduct in determining whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) such Issuing Bank’s failure to pay under any Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(ii)    Nothing in this Section 2.04(e) is intended to limit the obligations of the Borrower under any other provision of this Agreement.
(f)    Stop Notice. Each Lender acknowledges and agrees that in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to conclusively rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 3.02. If the Required Lenders reasonably determine at any time that the conditions set forth in Section 3.02 would not be satisfied in respect of the issuance of a Letter of Credit at such time, then the Required Lenders may request that the Administrative Agent issue a “Stop Notice” to the Issuing Banks, whereupon the Administrative Agent shall issue such notice to each Issuing Bank. No Letter of Credit shall be issued, amended to increase the amount thereof, renewed or extended while a Stop Notice is in effect; provided that an Issuing Bank shall incur no liability for an issuance, amendment, renewal or extension of any Letter of Credit while a Stop Notice is in effect (and neither its rights nor the obligations of the Borrower or the Lenders hereunder with respect to any such Letter of Credit shall be diminished or otherwise affected in any manner) unless such Issuing Bank shall have received such Stop Notice at least one Domestic Business Day prior to the time such Letter of Credit is so issued, amended, renewed or extended (or, in the case of an automatic extension permitted pursuant to Section 2.04(b)(iii), at least one Domestic Business Day prior to the time by which the notice of termination or non-extension must be made by the applicable Issuing

Bank). The Administrative Agent and the Issuing Banks may conclusively rely upon any Stop Notice while it remains in effect. Any Stop Notice shall be withdrawn upon a determination by the Required Lenders that the circumstances giving rise thereto no longer exist. The Required Lenders may request issuance of a Stop Notice under this Section 2.04(f) only if there is a reasonable basis therefor, and shall consider reasonably and in good faith a request by the Borrower for withdrawal thereof on the basis that the conditions in Section 3.02 would be satisfied.
(g)    Termination of an Issuing Bank. The Borrower may terminate the status of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Domestic Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Letter of Credit Liabilities attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero or cash collateralized (in an amount equal to 100% of such Letter of Credit Liabilities) in a manner approved in writing by such Issuing Bank, or other arrangements with respect to such Letter of Credit Liabilities approved in writing by such Issuing Bank shall have been made. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.10(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.
(h)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.04, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be reasonably requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each day on which such Issuing Bank makes any payment under a Letter of Credit, the date and amount of such payment, (iv) on any Domestic Business Day on which the Borrower fails to reimburse any amount required to be reimbursed to such Issuing Bank on such day in respect of a drawing under a Letter of Credit, the date of such failure and the amount due but not paid and (v) on any other Domestic Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
Section 2.05. Notice to Lenders; Funding of Revolving Loans. (a)Promptly after receiving a Notice of Revolving Borrowing, the Administrative Agent

shall notify each Lender of the contents thereof and of the amount of such Lender’s Revolving Loan to be made as part of such Revolving Borrowing, and such Notice of Revolving Borrowing shall not thereafter be revocable by the Borrower.
(b)     Before the later of 12:00 p.m. (New York City time) or two hours after the receipt of a Notice of Revolving Borrowing on the date of each Revolving Borrowing, each Lender shall make available its Revolving Loan to be made as part of such Revolving Borrowing by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Administrative Agent determines that any applicable condition specified in Section 3.02 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower (or, in the case of any Revolving Borrowing made to finance the reimbursement of any Letter of Credit Disbursement as provided in Section 2.04(c)(i), to the Issuing Bank specified by the Borrower in the applicable Notice of Revolving Borrowing). Notwithstanding the foregoing, Revolving Loans to be made as part of any Base Rate Revolving Borrowing requested to be made pursuant to Section 2.04(c)(ii) shall be made as set forth in such Section.
(c)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing (including any Base Rate Revolving Borrowing requested to be made pursuant to Section 2.04(c)(ii)) that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Revolving Borrowing in accordance with Section 2.05(b) (or, in the case of any such Base Rate Revolving Borrowing, in accordance with Section 2.04(c)(ii)), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower (or, if applicable, to the applicable Issuing Bank) on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and, if such Lender shall not have done so within five Domestic Business Days of demand therefor by the Administrative Agent, the Borrower, each agrees to pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) if such amount is repaid by the Borrower, a rate per annum equal to the interest rate applicable to such Revolving Borrowing pursuant to Section 2.08 and (ii) if such amount is repaid by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, the Borrower shall not be required to repay such amount and the amount so repaid by such Lender shall constitute such Lender’s Revolving Loan included in such Revolving Borrowing for purposes of this Agreement. Nothing in this Section 2.05(c) shall relieve any Lender of its obligation to make Revolving Loans in accordance with the terms and conditions of this Agreement or relieve any Lender from responsibility for default by it in such obligation.

SECTION 2.06. Registry; Notes. (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)    The entries made in the accounts maintained pursuant to Section 2.06(a) or 2.06(b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(d)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note substantially in the form of Exhibit C hereto, payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.06(b)) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.
SECTION 2.07. Maturity of Loans.   (a)  Each Revolving Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.
(b)    Each Swingline Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the earlier of the Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Domestic Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Revolving Borrowing was requested.
SECTION 2.08. Interest Rates. (a)  Each Base Rate Loan (including each Base Rate Swingline Loan) shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day.

(b)    Each Money Market Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the Money Market Rate for such day.
(c)    Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period.
(d)    Interest on each Base Rate Revolving Loan shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date. Interest on each Swingline Loan shall be payable in arrears on the date on which such Loan becomes due and payable. Interest on each Eurodollar Loan shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof and, with respect to the principal amount of any Eurodollar Loan that is prepaid or converted to a Base Rate Loan, on the date of such prepayment or conversion.
(e)    Any overdue principal of and interest on any Loan, and any Letter of Credit Disbursement that is not reimbursed or discharged and replaced in full by the time when due pursuant to Section 2.04(c)(i) or 2.04(c)(ii), shall bear interest (after as well as before judgment), payable on demand, for each day from and including the date payment or reimbursement thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the interest rate applicable to Base Rate Loans for such day as provided in Section 2.08(a).
(f)    The Administrative Agent shall determine each interest rate applicable to the Loans hereunder in accordance with the terms hereof. The Administrative Agent shall promptly notify the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
SECTION 2.09 Method of Electing Interest Rates. (a)  The Revolving Loans included in each Revolving Borrowing shall initially be of the Type, and in the case of Eurodollar Revolving Borrowings, shall have an initial Interest Period, as specified by the Borrower in the applicable Notice of Revolving Borrowing or as otherwise provided in Section 2.02. Thereafter, the Borrower may from time to time elect to change or continue the Type of the Revolving Loans included in such Revolving Borrowing (subject to Section 2.09(e) and the provisions of Article 8) as follows:
(i)    if such Revolving Loans are Base Rate Loans, the Borrower may elect to convert such Revolving Loans to Eurodollar Loans as of any Eurodollar Business Day; and
(ii)    if such Revolving Loans are Eurodollar Loans, the Borrower may elect to convert such Revolving Loans to Base Rate Loans as of any Domestic Business

Day, or may elect to continue such Revolving Loans as Eurodollar Loans, as of the end of any Interest Period applicable thereto, for an additional Interest Period, subject to Section 2.14 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Revolving Loans.
This Section 2.09 shall not apply to Swingline Loans, which may not be converted or continued.
(b)    Each election pursuant to this Section 2.09 shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent by telephone, hand delivery or fax (and, in the case of telephonic notice, promptly confirmed by hand delivery or fax), not later than the time that a Notice of Revolving Borrowing would be required under Section 2.02 if the Borrower were requesting a Revolving Borrowing consisting of Revolving Loans of the Type resulting from such election to be made on the effective date of such election. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Revolving Borrowing; provided that (i) such portion shall be allocated ratably among the Revolving Loans comprising such Revolving Borrowing (and the Revolving Loans comprising each such portion shall be considered a separate Revolving Borrowing) and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Eurodollar Revolving Borrowing, the Borrower shall be deemed to have elected that the Revolving Loans included in such Revolving Borrowing be converted to Base Rate Loans at the end of such Interest Period.
(c)    Each Notice of Interest Rate Election shall specify, in compliance with this Section 2.09:
(i)    the Revolving Borrowing (or portion thereof) to which such notice applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Revolving Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Revolving Borrowing);
(ii)    the date on which the conversion or continuation selected in such Notice of Interest Rate Election is to be effective, which shall comply with Section 2.09(a);
(iii)    if the Revolving Loans comprising such Revolving Borrowing are to be converted, the new Type thereof and, if the Revolving Loans resulting from such conversion are to be Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto; and
(iv)    if such Revolving Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period. If any such Notice of Interest Rate Election requests conversion to or a continuation of a Eurodollar Revolving Borrowing but does not specify an Interest Period therefor, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to this Section 2.09, the Administrative Agent shall notify each Lender of the contents thereof, and such notice shall not thereafter be revocable by the Borrower.
(e)    The Borrower shall not be entitled to elect to convert any Revolving Loans to, or continue any Revolving Loans for an additional Interest Period as, a Eurodollar Revolving Borrowing if (i) the aggregate principal amount of any Eurodollar Revolving Borrowing created or continued as a result of such election would be less than $10,000,000 or (ii) an Event of Default shall have occurred and be continuing when the Borrower delivers the applicable Notice of Interest Rate Election to the Administrative Agent and, except in the case of an Event of Default under Section 6.01(f) or 6.01(g), the Administrative Agent or the Required Lenders shall have notified the Borrower that Eurodollar Loans will not be available while such Event of Default continues.
SECTION 2.10 Fees. (a)  Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their Commitments, a commitment fee calculated for each day at the Commitment Fee Rate for such day on the aggregate unused amount of the Commitments on such day. For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and Letter of Credit Liabilities of such Lender and participations in outstanding Swingline Loans that have been funded by such Lender (but unfunded participations in Swingline Loans shall be disregarded for such purpose). Such commitment fee shall accrue for each day from and including the Effective Date to but excluding the day on which the Commitments are reduced to zero.
(b)    Letter of Credit Fees. The Borrower shall pay to (i) the Administrative Agent, for the account of the Lenders ratably in proportion to their participations therein, a letter of credit fee accruing daily on the aggregate undrawn amount of all outstanding Letters of Credit at a rate per annum equal to the Eurodollar Margin for such day and (ii) each Issuing Bank, for its own account, a letter of credit fronting fee accruing daily on the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank at the rate per annum mutually agreed between the Borrower and such Issuing Bank from time to time (it being understood that an obligation to pay such fronting fee to any Issuing Bank shall be without duplication of any separate written agreement with respect thereto between the Borrower and such Issuing Bank and may be modified as set forth in any such separate written agreement between the Borrower and such Issuing Bank). The Borrower shall also pay to each Issuing Bank, for its own account, issuance, drawing, amendment, settlement and extension charges, if any, in the amounts and at the times as agreed between the Borrower and such Issuing Bank.

c)    Payments. Commitment fees and letter of credit participation and fronting fees accrued for the account of the Lenders and the Issuing Banks under this Section 2.10 shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Commitments terminate in their entirety; provided that any such letter of credit participation fees accruing after the date on which the Commitments terminate in their entirety shall be payable on demand.
SECTION 2.11 Termination or Reduction of Commitments. (a)  The Borrower may, upon at least three Domestic Business Days’ notice to the Administrative Agent, (i) terminate the Commitments at any time or (ii) reduce from time to time by an aggregate amount of $25,000,000 or any larger integral multiple of $1,000,000, the aggregate amount of the Commitments; provided that the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.12, the Total Outstanding Amount would exceed the aggregate amount of the Commitments as a result thereof. For the avoidance of doubt, any notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of one or more securities offerings, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. Promptly after receiving a notice pursuant to this Section 2.11(a), the Administrative Agent shall notify each Lender of the contents thereof. Each reduction of the Commitments shall be made ratably among the Lenders in proportion to their respective Commitments. Any termination or reduction of the Commitments shall be permanent, subject to the Borrower’s rights set forth in Section 2.17.
(b)    Unless previously terminated, the Commitments shall automatically terminate in their entirety on the Termination Date.
SECTION 2.12 Optional Prepayments. (a)  Subject in the case of Eurodollar Loans to Section 2.14, the Borrower may (i) upon notice to the Administrative Agent on or prior to the date of prepayment, prepay any Base Rate Borrowing or (ii) upon at least three Eurodollar Business Days’ notice to the Administrative Agent, prepay any Eurodollar Borrowing, in each case in whole at any time, or from time to time in part in amounts that would be permitted in the case of the making of a Revolving Borrowing comprised of Loans of the same Type or a Swingline Loan, as applicable. Each such notice shall specify the prepayment date, the Borrowing or Borrowings to be prepaid and the principal amount of each such Borrowing or portion thereof to be prepaid. Each such optional prepayment shall be applied to prepay ratably the Loans of the Lenders included in such Borrowing. Prepayments shall be accompanied by interest to the extent required by Section 2.08.
(b)    Promptly after receiving a notice of prepayment pursuant to this Section 2.12, the Administrative Agent shall notify each Lender (or, in the case of any such notice relating solely to a Swingline Loan, the Swingline Lender) of the contents thereof and of such Lender’s ratable share of such prepayment, and such notice shall not thereafter be revocable by the Borrower; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.11, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.11.
SECTION 2.13. General Provisions as to Payments. (a)  The Borrower shall make each payment of principal of and interest on the Loans, fees and other amounts required to be paid by it hereunder prior to the time expressly required hereunder for such payment or, if no such time is expressly required, not later than 12:00 p.m. (New York City time), on the date when due, in immediately available funds, without reduction by reason of any set-off, counterclaim or deduction of any kind. All such payments shall be made to the Administrative Agent to such account as may be specified by the Administrative Agent to the Borrower in writing for such purpose from time to time, except that payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein shall be made directly to such Issuing Bank or the Swingline Lender, as applicable, and payments pursuant to Sections 2.14, 8.03, 8.05 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent will distribute each such payment received by the Administrative Agent for the account of any other Person to the appropriate recipient promptly following receipt thereof. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees or other amounts (except as provided in the immediately succeeding sentence) shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. All payments hereunder shall be made in dollars.
(b)    Unless the Borrower notifies the Administrative Agent before the date on which any payment is due to the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance on such assumption, cause to be distributed to each Lender or such Issuing Bank on such due date an amount equal to the amount then due such Lender or such Issuing Bank. If and to the extent that such payment shall not have been so made by the Borrower, each Lender or such Issuing Bank, as the case may be, shall repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Lender or such Issuing Bank until the date such Lender or such Issuing Bank repays such amount to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)    If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, any Issuing Bank or the

Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.03(c), 2.04(c), 2.05(c), 2.13(b), 8.05(e) and 9.03(d), in each case in such order as shall be determined by the Administrative Agent in its discretion.
SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Eurodollar Loan or any Eurodollar Loan is converted to a different Type (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails (other than as a result of the failure of a Lender to fund a Loan required to be funded hereunder) to borrow, prepay, convert or continue any Eurodollar Loan after notice has been given to any Lender in accordance with Section 2.05, 2.09 or 2.12 (whether or not such notice may be revoked in accordance with the terms hereof), the Borrower shall reimburse each Lender within 30 days after demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, including in reasonable detail a description of the basis for such compensation and a calculation of such amount, which certificate shall be conclusive in the absence of manifest error.
SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all commitment fees and letter of credit participation and fronting fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.16. Change of Control. If a Change of Control shall occur, the Borrower will, within 10 days after the occurrence thereof, give the Administrative Agent notice thereof, and the Administrative Agent shall promptly notify each Lender thereof. Such notice shall describe in reasonable detail the facts and circumstances giving rise thereto and the date of such Change of Control, and each Lender may, by notice to the Borrower and the Administrative Agent given not later than 50 days after the date of such Change of Control, terminate its Commitment and declare its Loans (together with accrued interest thereon) and any other amounts payable hereunder for its account to be due and payable, in which case its Commitment shall terminate, and such Loans and other amounts shall become due and payable, in each case on the 60th day after the date of such Change of Control (or if such day is not a Domestic Business Day, the next succeeding Domestic Business Day), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In the event that, after giving effect to any termination of Commitments and repayment of Loans under this Section 2.16, the Total Outstanding Amount shall exceed the aggregate Commitments remaining in effect, the Borrower shall make additional prepayments of Loans or cash collateralize, in a manner approved in writing by the Administrative Agent and the Issuing Banks, an amount of the Letter of Credit Liabilities equal to such excess.
For purposes of this Section 2.16, the following terms have the following meanings:
A “Change of Control” shall occur if (i) any “person” or “group” of persons shall have acquired “beneficial ownership” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), of shares of Voting Stock representing 35% or more of the Voting Power of the Borrower, (ii) during any period of 25 consecutive months, commencing before or after the Effective Date, individuals who at the beginning of such 25-month period were members of the board of directors of the Borrower (together with any replacement or additional directors whose election was recommended by incumbent management of the Borrower or whose election, nomination or appointment to the board of directors of the Borrower was approved by a majority of directors then in office) cease to constitute a majority of the board of directors of the Borrower or (iii) any Person or group of related Persons shall acquire all or substantially all of the assets of the Borrower; provided that a Change of Control shall not be deemed to have occurred pursuant to clause (iii) above if the Borrower shall have merged or consolidated with or transferred all or substantially all of its assets to another corporation in compliance with the provisions of Section 5.02 and the surviving or successor or transferee corporation is no more leveraged than the Borrower was immediately prior to such event. For purposes of this definition, the term “leveraged” when used with respect to any corporation shall mean the percentage represented by the consolidated total assets of such corporation divided by its stockholders’ equity, in each case determined and as would be shown in a consolidated balance sheet of such corporation prepared in accordance with GAAP.
“Voting Power” as applied to the stock of any corporation means the total voting power represented by all outstanding Voting Stock of such corporation.
“Voting Stock” as applied to the stock of any corporation means stock of any class or classes (however designated) having ordinary voting power for the election of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.
SECTION 2.17. Optional Increase in Commitments. The Borrower may from time to time, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), executed by the Borrower and one or more financial institutions (any such financial institution being referred to as an “Increasing Lender”), which may include any Lender (it being understood that no Lender shall have any obligation to become an Increasing Lender), cause the Commitments of the Increasing Lenders to be increased (or cause Commitments to be extended by the Increasing Lenders, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided that (a) the amount of any such increase in the aggregate Commitments shall be not less than $25,000,000, (b) the aggregate amount of increases in Commitments made pursuant to this Section 2.17 shall not exceed $1,000,000,000 and (c) each Increasing Lender must be an Eligible Assignee and, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent, each Issuing Bank and the Swingline Lender to the extent its consent would have been required pursuant to Section 9.06(b) for an assignment of a Commitment to such Increasing Lender (which approval shall not be unreasonably withheld, conditioned or delayed). Such notice shall set forth the date (the “Increase Effective Date”) on which such increase is requested to become effective (which shall not be less than five Domestic Business Days or more than 45 days after the date of such notice). Each Increasing Lender shall execute all such documentation as the Administrative Agent and the Borrower shall specify to evidence the increase or the extension of the Commitment of such Increasing Lender and its status as a Lender hereunder (such documentation, an “Incremental Commitments Supplement”). On the Increase Effective Date, (i) the aggregate principal amount of the Revolving Borrowings outstanding (the “Existing Borrowings”) immediately prior to giving effect to the commitment increase on the Increase Effective Date shall be deemed to be repaid, (ii) after the effectiveness of the commitment increase, the Lenders shall be deemed to have made new Revolving Borrowings (the “Subsequent Borrowings”) of the Types and in an aggregate principal amount equal to the aggregate principal amount of the Existing Borrowings and, in the case of Existing Borrowings that were Eurodollar Borrowings, for the Interest Periods equal to the remaining portions of the Interest Periods in effect prior to such deemed repayment, (iii) each Lender shall pay to the Administrative Agent by wire transfer of immediately available funds an amount equal to the difference, if positive, between (x) such Lender’s Percentage (calculated after giving effect to the commitment increase) of the Subsequent Borrowings and (y) such Lender’s Percentage (calculated without giving effect to the commitment increase) of the Existing Borrowings, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall remit to each Lender the portion of such funds that is equal to the difference, if positive, between (x) such Lender’s Percentage (calculated without giving effect to the commitment increase) of the Existing Borrowings and (y) such Lender’s Percentage (calculated after giving effect to the commitment increase) of the amount of the Subsequent Borrowings, (v) each Lender (including each Increasing Lender) shall be deemed to hold its Percentage of each Subsequent Borrowing (each calculated after giving effect to the commitment increase) and (vi) the Borrower shall pay to the Administrative Agent, for the account of the Lenders (other than any Increasing Lender that was not a Lender before giving effect to the commitment increase), all accrued but unpaid interest on the Existing Borrowings. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Revolving Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.14 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto (it being agreed that Lenders will be entitled to break-funding compensation only with respect to the net amounts by which their Eurodollar Revolving Loans shall have been reduced as a result of the transactions provided for in the immediately preceding sentence). Notwithstanding the foregoing, no increase in the Commitments (or in any Commitment of any Lender) or addition of an

Increasing Lender shall become effective under this Section 2.17 unless (I) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received documents consistent with those delivered pursuant to Section 3.01(b) and/or 3.01(d) as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase and (II) the Administrative Agent shall have received a certificate executed by a financial officer of the Borrower, dated as of the Increase Effective Date, stating that (1) as of such date, no Default shall have occurred and is continuing and (2) the representations and warranties of the Borrower contained in Article 4 are true in all material respects on and as of such date (except to the extent any such representations or warranties are limited to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date). The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Increase Effective Date, and such notice shall be conclusive and binding.
SECTION 2.18. Extension Option. The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 30 days and not more than 90 days prior to any anniversary of the Effective Date (but on not more than two occasions during the term of this Agreement), request that the Lenders extend the Termination Date for an additional period of one year. Each Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Borrower’s notice, advise the Borrower whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender”, and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to a Termination Date extension request, then the Termination Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Termination Date theretofore in effect (the Termination Date in effect prior to such extension being called the “Existing Termination Date”). The decision of any Lender to agree or withhold agreement to any extension request shall be at the sole discretion of such Lender. The Commitment of any Declining Lender shall terminate on the Existing Termination Date. The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the Existing Termination Date, and on the Existing Termination Date the Borrower shall also make such other prepayments of the Loans and, to the extent no Loans remain outstanding, cash collateralize, in a manner approved in writing by the Administrative Agent and the applicable Issuing Banks, or make other arrangements approved in writing by the Administrative Agent and the applicable Issuing Banks, such portion of the outstanding Letter of Credit Liabilities as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the Total Outstanding Amount shall not exceed the aggregate Commitments. The Borrower shall have the right, pursuant to and in accordance with Section 8.06(b), at any time prior to the Existing Termination Date, to replace a Declining Lender with a Lender or other financial institution that will agree to a Termination Date extension request, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, (a) the Revolving Credit Period, the Letter of Credit Termination Date and the Termination Date (without taking into consideration any extension pursuant to this Section 2.18), as such terms are used in reference to the Swingline Lender or any Swingline Loans made by the Swingline Lender or any Issuing Bank and any Letters of Credit issued by such Issuing Bank, may not be extended without the prior written consent of the Swingline Lender or such Issuing Bank, as the case may be (it being understood and agreed that, in the event the Swingline Lender or any Issuing Bank shall not have consented to any such extension, (i) the Swingline Lender or such Issuing Bank, as applicable, shall continue to have all the rights and obligations of the Swingline Lender or an Issuing Bank, as applicable, hereunder through the Existing Termination Date (or the Revolving Credit Period or the Letter of Credit Termination Date determined on the basis thereof, as applicable), and thereafter shall have no obligation to make any Swingline Loans or to issue, amend, extend or renew any Letter of Credit (but shall, in each case, continue to be entitled to the benefits of Sections 2.03, 2.04, 8.03, 8.05 and 9.03, as applicable, as to Swingline Loans or Letters of Credit made or issued prior to such time), (ii) the principal amount of any outstanding Swingline Loans made by the Swingline Lender, together with any accrued interest thereon, shall, to the extent outstanding or accrued but unpaid on the Existing Termination Date, be due and payable on the Existing Termination Date and (iii) the Borrower shall cause the Letter of Credit Liabilities attributable to Letters of Credit issued by such Issuing Bank to be cash collateralized or otherwise backstopped in an amount and manner and pursuant to documentation approved in writing by the applicable Issuing Bank and the Administrative Agent, in each case, no later than the Letter of Credit Termination Date and (b) no extension of the Termination Date pursuant to this Section 2.18 shall become effective unless (i) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received documents consistent with those delivered under Section 3.01(b) and/or 3.01(d) as to the corporate power and authority of the Borrower to effect such extension and (ii) the Administrative Agent shall have received a certificate executed by a financial officer of the Borrower, dated as of the anniversary of the Effective Date that immediately follows the date on which the Borrower delivers the applicable Termination Date extension request, stating that (A) as of such date, no Default shall have occurred and is continuing and (B) the representations and warranties of the Borrower contained in Article 4 are true in all material respects on and as of such date (except to the extent any such representations or warranties are limited to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date). For the avoidance of doubt, no consent, upfront or similar fees will be required to be paid by the Borrower in connection with any extension effected pursuant to this Section 2.18, except as otherwise expressly agreed by the Borrower.

SECTION 2.19. Defaulting Lenders. Notwithstanding any provision herein to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    commitment fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.10(a);
(b)    the Commitment and Outstanding Amount of such Defaulting Lender shall not be included in determining whether all Lenders (or each Lender) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.05); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification providing for an increase in such Defaulting Lender’s Commitment, providing for an extension of such Defaulting Lender’s Commitment (other than in determining whether the Required Lenders have consented to the extension of the Termination Date under Section 2.18) or requiring the consent of each Lender affected thereby (including pursuant to Sections 9.05(a)(i) and (ii)) if such Defaulting Lender is an affected Lender;
(c)    if any Swingline Liabilities or Letter of Credit Liabilities exist at the time such Lender becomes a Defaulting Lender, then:
(i)    the Swingline Liabilities (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.03(c)) and Letter of Credit Liabilities (other than any portion thereof attributable to unreimbursed Letter of Credit Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)(iii)) of such Defaulting Lender shall be reallocated (effective as of the date such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Percentages (for the purposes of such reallocation, such Defaulting Lender’s Commitment shall be disregarded in determining the Non-Defaulting Lenders’ respective Percentages), but only to the extent that (A) the sum of all Non-Defaulting Lenders’ Outstanding Amounts plus such Defaulting Lender’s Swingline Liabilities and Letter of Credit Liabilities so reallocated does not exceed the sum of all Non-Defaulting Lenders’ Commitments and (B) after giving effect to any such reallocation, the Outstanding Amount of each Non-Defaulting Lender shall not exceed such Non-Defaulting Lender’s Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within three Domestic Business Days following the Borrower’s receipt of written notice from the Administrative Agent, (A) first, prepay the portion of such Defaulting Lender’s Swingline Liabilities that has not been reallocated and (B) second, cash collateralize, for the benefit of the applicable Issuing Banks only, the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Liabilities remaining after giving effect to any partial reallocation pursuant to clause (i) above in a manner approved in writing by the Administrative Agent for so long as such Letter of Credit Liabilities are outstanding;
(i)if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Liabilities pursuant to clause (ii) above, the Borrower shall not be required to pay any letter of credit participation fees to such SECTION 2.19. Defaulting Lender pursuant to Section 2.10(b) with respect to such portion of such Defaulting Lender’s Letter of Credit Liabilities during the period such Letter of Credit Liabilities are cash collateralized;
(ii)if all or any portion of such Defaulting Lender’s Letter of Credit Liabilities is reallocated pursuant to clause (i) above, then all letter of credit participation fees that otherwise would have been payable to such Defaulting Lender under Section 2.10(b) with respect to such Defaulting Lender’s reallocated Letter of Credit Liabilities shall be payable to the Non-Defaulting Lenders in accordance with the Non-Defaulting Lenders’ Percentages after giving effect to such reallocation; and
(iii)    if all or any portion of such Defaulting Lender’s Letter of Credit Liabilities is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit participation fees that otherwise would have been payable to such Defaulting Lender under Section 2.10(b) with respect to such Defaulting Lender’s unreallocated Letter of Credit Liabilities shall be payable to the Issuing Banks, ratably based on the portion of such Letter of Credit Liabilities attributable to Letters of Credit issued by each Issuing Bank, until and to the extent that such Letter of Credit Liabilities are reallocated and/or cash collateralized pursuant to clause (i) or (ii) above; and
(d)    so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend (if increasing the amount thereof) or extend any Letter of Credit, in each case, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Liabilities or Letter of Credit Liabilities, as applicable, will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and participating interests in any newly made Swingline Loan or any such newly issued, amended, renewed or extended Letter of Credit shall be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).
In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Liabilities and Letter of Credit Liabilities of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Revolving Loans and other funded credit exposures of the other Lenders as the

Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans and funded exposures in accordance with its Percentage. The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.19 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Borrower, the Administrative Agent, each Lender, each Issuing Bank or the Swingline Lender may at any time have against, or with respect to, such Defaulting Lender.
ARTICLE 3
Conditions
SECTION 3.01. Effective Date. The amendment and restatement of the Existing Credit Agreement to be in the form of this Agreement, and the Commitments hereunder, shall become effective only when all the following conditions have been satisfied (or waived in accordance with Section 9.05):
(a)    the Administrative Agent shall have received from each party hereto either a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Administrative Agent confirming that such party has signed a counterpart hereof;
(b)    the Administrative Agent shall have received an opinion of (i) Baker Botts L.L.P., counsel for the Borrower, and (ii) the General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Administrative Agent), in each case in form and substance reasonably satisfactory to the Administrative Agent;
(c)    the Borrower shall have paid to (i) the Administrative Agent for its own account and the account of the Lenders and (ii) each Arranger, for its own account, the fees required to be paid on or before the Effective Date in the amounts heretofore mutually agreed;
(d)    the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the authorization of this Agreement and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(e)    the Administrative Agent shall have received a certificate of a financial officer of the Borrower confirming that, as of the Effective Date, the representations and warranties of the Borrower contained in Article 4 are true in all material respects (except to the extent that (i) any such representations or warranties are limited to an earlier date, in which case such representations and warranties are true in all material respects as of such earlier date, or (ii) any such representations or warranties are qualified by a materiality standard, in which case such representations and warranties are true in all respects) and no Default exists; and

(f)    each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent the Borrower has received such Lender’s request therefor at least three Domestic Business Days prior to the Effective Date.
The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.
SECTION 3.02. Credit Events. The obligation of any Lender to make any Loan (for the avoidance of doubt, not including any conversion or continuation of any Loan) and the obligation of an Issuing Bank to issue, amend (if increasing the amount thereof), renew or extend any Letter of Credit (each, a “Credit Event”) is subject to the satisfaction of the following conditions (or the waiver thereof in accordance with Section 9.05):
(a)    except in the case of any Base Rate Revolving Borrowing requested by the Administrative Agent on behalf of the Borrower as contemplated by Section 2.04(c)(ii), receipt by the Administrative Agent of notice of such Credit Event as required hereunder;
(b)    immediately before and immediately after such Credit Event, no Default shall exist; and
(c)    the representations and warranties of the Borrower contained in Article 4 shall be true in all material respects on and as of the date of such Credit Event (except to the extent that (i) any such representations or warranties are limited to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date, or (ii) any such representations or warranties are qualified by a materiality standard, in which case such representations and warranties shall be true in all respects).
Each Credit Event shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the satisfaction of the conditions specified in Sections 3.02(b) and 3.02(c).
ARTICLE 4
Representations and Warranties
The Borrower represents and warrants, as of the Effective Date and each other date such representations and warranties are required to be made or deemed made hereunder, that:
SECTION 4.01 Corporate Existence and Power. The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (c) except where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 4.02 Corporate and Governmental Authorization; Non-contravention. The execution, delivery and performance by the Borrower of this Agreement (a) are within the Borrower’s corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for any reports required to be filed by the Borrower with the SEC pursuant to the Exchange Act), (d) do not violate in any material respect any law or regulation or any order of any Governmental Authority, in each case, applicable to or binding upon the Borrower, (e) do not contravene or constitute (alone or with notice or lapse of time, or both) a default under any indenture, agreement or other instrument binding upon the Borrower, except to the extent that a Material Adverse Effect would not reasonably be expected to result therefrom, (f) will not result in the creation or imposition of any Mortgage prohibited hereunder on any asset of the Borrower or any of its Subsidiaries and (g) do not violate the certificate of incorporation or by-laws of the Borrower.
SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and any promissory notes executed and delivered in accordance with this Agreement will constitute, valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 4.04. Financial Information. (a)  (i) The consolidated balance sheet of the Borrower as of December 31, 2013, and the related consolidated statements of income, cash flows and stockholders’ equity for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and included in the Borrower’s 2013 Form 10-K, present fairly, in all material respects, in conformity with GAAP the consolidated financial position of the Borrower as of such date and its consolidated results of operations and cash flows for such fiscal year and (ii) the consolidated balance sheet of the Borrower as of March 31, 2014, and the related consolidated statements of income and cash flows for the fiscal quarter and the portion of the fiscal year then ended, included in the Borrower’s Q1 2014 Form 10-Q, present fairly, in all material respects, in conformity with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), the consolidated financial position of the Borrower as of such date and its consolidated results of operations and cash flows for such fiscal quarter.
(b)    As of the Effective Date, there has been, since December 31, 2013, no Material Adverse Change.

SECTION 4.05. Litigation. As of the Effective Date, except as set forth in the Borrower’s 2013 Form 10-K or the Borrower’s Q1 2014 Form 10-Q, there is no action, suit, arbitration or other proceeding, inquiry or investigation, at law or in equity, or before or by any Governmental Authority, arbitrator or arbitral body, pending against the Borrower, or of which the Borrower has otherwise received official notice or which to the knowledge of the Borrower is threatened against the Borrower, wherein there is a reasonable possibility of an unfavorable decision, ruling or finding that would reasonably be expected to result in a Material Adverse Effect.
SECTION 4.06. Environmental Matters. The Borrower does not presently anticipate that remediation costs and penalties associated with environmental laws, to the extent not previously provided for, will result in a Material Adverse Effect.
SECTION 4.07 Taxes. The Borrower has filed all United States Federal income tax returns and all other material tax returns that were required to have been filed by it and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by it, except (a)  any such Taxes being diligently contested in good faith and by appropriate proceedings or (b) to the extent that the failure to pay such Taxes would not reasonably be expected to result in a Material Adverse Effect. Adequate reserves have been provided on the books of the Borrower in respect of all Taxes in accordance with GAAP, and no Tax liabilities in excess of the amount so provided are anticipated that would reasonably be expected to result in a Material Adverse Effect.
SECTION 4.08 Compliance with Laws. The Borrower and Marathon Oil Company are in compliance with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or Marathon Oil Company is contesting in good faith or (ii) the failure to comply with which cannot reasonably be expected to have consequences that would reasonably be expected to result in a Material Adverse Effect.
SECTION 4.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect.
SECTION 4.10. Marathon Oil Company. Marathon Oil Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
SECTION 4.11 Use of Proceeds. The proceeds of the Loans and Letters of Credit will be used by the Borrower for general corporate purposes. None of such proceeds will be used in violation of any applicable law or regulation, including Regulation U. Immediately following the application of the proceeds of any Loan for any purpose that would result in such Loan constituting a “purpose credit” within the meaning of Regulation U, margin stock (as defined in Regulation U) will represent less than 25% of the value of the assets subject to any limitation on sale or pledge hereunder.

SECTION 4.12 Investment Company Status. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 4.13 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect standards and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective directors, officers or employees or (b) to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds thereof or other transaction contemplated by this Agreement will result in a violation by the Borrower or any of its Subsidiaries (assuming, for purposes of this sentence, that each of the Borrower’s Subsidiaries is required to comply with all Sanctions as such term is defined herein) of any Anti-Corruption Laws or applicable Sanctions.
ARTICLE 5
Covenants
The Borrower agrees that, so long as any Lender has any Credit Exposure hereunder:
SECTION 5.01. Information. The Borrower will deliver to the Administrative Agent, for each of the Lenders:
(a)    as soon as available and in any event within 75 days after the end of each fiscal year of the Borrower (or such shorter period as may be required by the SEC for the filing of its Annual Report on Form 10-K with respect to such fiscal year), a consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, prepared in conformity with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public registered accounting firm of nationally recognized standing;
(b)    as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or such shorter period as may be required by the SEC for the filing of its Quarterly Report on Form 10-Q with respect to such fiscal quarter), a consolidated balance sheet of the Borrower as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, prepared in conformity with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year;
(c)    substantially simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a financial officer of the Borrower stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(d)    forthwith upon the occurrence of any Default, a certificate of an officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(e)    promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
(f)    promptly upon the filing thereof, copies of all annual, quarterly or other reports which the Borrower shall have filed with the SEC; and
(g)    from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries and other Affiliates as the Administrative Agent, at the request of any Lender, may reasonably request.
Information required to be delivered pursuant to Section 5.01(a), 5.01(b), 5.01(e) or 5.01(f) shall be deemed to have been delivered to the Administrative Agent on the date that such information has been posted (and is publicly available) on the Borrower’s website on the Internet (which website is located as of the Effective Date at http://www.marathonoil.com) or on the SEC website accessible through http://www.sec.gov/edgar (or any successor webpage of the SEC thereto).
SECTION 5.02. Consolidations and Mergers. The Borrower shall not consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its consolidated assets as an entirety to any Person, unless:
(a)    either (i) the Borrower shall be the Person surviving such merger or (ii) the Person formed by such consolidation or into which Borrower is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the consolidated assets of the Borrower as an entirety shall, in each case, be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall execute and deliver to the Administrative Agent (which shall promptly deliver a copy to each Lender) an agreement, in form and substance reasonably satisfactory to the Administrative Agent, containing an assumption by such successor or transferee Person of the due and punctual performance and observance of each covenant and condition of this Agreement to be performed or observed by the Borrower;

(b)    in the case of a consolidation or merger in which the Borrower is not the surviving Person or any conveyance, transfer or lease of all or substantially all of the consolidated assets of the Borrower as an entirety, the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall have a Consolidated Shareholders’ Equity that is not less than the Consolidated Shareholders’ Equity of the Borrower immediately prior to such consolidation, merger, conveyance, transfer or lease; and
(c)    immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.
Upon any consolidation or merger in which the Borrower is not the surviving Person or any conveyance, transfer or lease of all or substantially all of the consolidated assets of the Borrower as an entirety in accordance with this Section 5.02, the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall, subject to the last sentence of this paragraph, succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein. No such conveyance, transfer or lease of all or substantially all of the consolidated assets of the Borrower as an entirety shall have the effect of releasing the Borrower or any successor Person which shall theretofore have become such in the manner prescribed in this Section 5.02 from any liability hereunder.
SECTION 5.03. Negative Pledge. If the Borrower or any Subsidiary shall mortgage, pledge, encumber or subject to a lien (hereinafter to “Mortgage” or a “Mortgage”) as security for any indebtedness for money borrowed any Specified Oil and Gas Property, the Borrower will secure or will cause such Subsidiary to secure the Borrower’s obligations hereunder equally and ratably with all indebtedness secured by the Mortgage then being given and with any other indebtedness of the Borrower or such Subsidiary then entitled thereto; provided, however, this covenant shall not apply in the case of:
(a)    any Mortgage existing on the Effective Date (whether or not such Mortgage includes an after-acquired property provision);
(b)    any Mortgage, including a purchase money Mortgage, incurred in connection with the acquisition of any property (for purposes hereof, the creation of any Mortgage within 180 days after the acquisition or completion of construction of such property shall be deemed to be incurred in connection with the acquisition of such property), the assumption of any Mortgage previously existing on any acquired property or any Mortgage existing on the property of any Person when such Person becomes a Subsidiary of the Borrower;
(c)    any Mortgage on such property in favor of the United States of America, any State thereof or any agency, department, political subdivision or other instrumentality of either, to secure partial, progress or advance payments to the Borrower or any Subsidiary pursuant to the provisions of any contract or any statute;

(d)    any Mortgage on such property in favor of the United States of America, any State thereof or any agency, department, political subdivision or other instrumentality of either, to secure borrowings by the Borrower or any Subsidiary for the purchase or construction of the property mortgaged;
(e)    any Mortgage in connection with a sale or other transfer of (i) oil or gas in place for a period of time or in an amount such that the purchaser will realize therefrom a specified amount of money or specified amount of minerals or (ii) any interest in property of the character commonly referred to as an “oil payment” or “production payment”;
(f)    any Mortgage on any property arising in connection with or to secure all or any part of the cost of the repair, construction, improvement, alteration, exploration, development or drilling of such property or any portion thereof;
(g)    any Mortgage on any pipeline, gathering system, pumping or compressor station, pipeline storage facility, other pipeline facility, drilling equipment, drilling platform, drilling barge, any movable railway, marine or automotive equipment, gas plant, office building, storage tank, or warehouse facility, any of which is located on a Specified Oil and Gas Property;
(h)    any Mortgage on any equipment or other personal property used in connection with a Specified Oil and Gas Property;
(i)    any Mortgage on a Specified Oil and Gas Property arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or
(j)    any renewal of or substitution for any Mortgage permitted under the preceding clauses.
Notwithstanding the foregoing restriction contained in this Section 5.03, the Borrower may, and may permit its Subsidiaries to, incur liens or grant Mortgages on Specified Oil and Gas Properties as security for any indebtedness for money borrowed so long as the net book value of the Specified Oil and Gas Properties so encumbered, together with all property subject to sale and leaseback transactions entered into in reliance on the exception provided in Section 5.04(b), does not at the time such lien or Mortgage is granted exceed 15% of Consolidated Net Tangible Assets.
SECTION 5.04 Sale and Leaseback. The Borrower will not, nor will it permit any Subsidiary to, sell or transfer any Specified Oil and Gas Property, with the intention of taking back a lease of such property; provided, however, this covenant shall not apply if:
(a)    the sale is to a Subsidiary of the Borrower (or to the Borrower in the case of a Subsidiary);

(b)    the lease is for a period of not more than three years by the end of which it is intended that the use of such property by the lessee will be discontinued;
(c)    the Borrower or a Subsidiary could, in accordance with Section 5.03, Mortgage such property without equally and ratably securing the Borrower’s obligations hereunder;
(d)    the transfer is incident to or necessary to effect any operating, farm out, farm in, unitization, acreage exchange, acreage contributions, bottom hole or dry hole arrangements or pooling agreement or any other agreement of the same general nature relating to the acquisition, exploration, maintenance, development and operation of oil or gas properties in the ordinary course of business or as required by regulatory agencies having jurisdiction over such property; or
(e)    (i) the Borrower promptly informs the Administrative Agent of such sale, (ii) the net proceeds of such sale are at least equal to the fair value (as determined by resolution adopted by the board of directors of the Borrower) of such property and (iii) the Borrower shall, and in any such case the Borrower covenants that it will, within 180 days after such sale, apply an amount equal to the net proceeds of such sale to the retirement of debt of the Borrower, or of a Subsidiary in the case of property of such Subsidiary, maturing by its terms more than one year after the date on which it was originally incurred (herein called “funded debt”); provided that the amount to be applied to the retirement of funded debt of the Borrower or of a Subsidiary of the Borrower shall be reduced by the amount equal to the amount below if, within 75 days after such sale, the Borrower shall deliver to the Administrative Agent an officer’s certificate (A) stating that on a specified date after such sale the Borrower or a Subsidiary, as the case may be, voluntarily retired a specified principal amount of funded debt, (B) stating that such retirement was not effected by payment at maturity or pursuant to any applicable mandatory sinking fund or prepayment provision (other than provisions requiring retirement of any funded debt of the Borrower or a Subsidiary, as the case may be, under the circumstances referred to in this Section 5.04) and (C) stating the then optional redemption or prepayment price applicable to funded debt so retired or, if there is no such price applicable, the amount applied by the Borrower or a Subsidiary, as the case may be, to the retirement of such funded debt. The Borrower shall deliver to the Administrative Agent a certified copy of the resolution of the board of directors of the Borrower referred to in clause (e)(ii) above and an officer’s certificate setting forth all material facts under this Section 5.04. The term “retirement” of any funded debt shall include the in-substance defeasance of such funded debt in accordance with then applicable accounting rules.
SECTION 5.05. Maximum Consolidated Leverage Ratio. The Borrower shall not permit the ratio of Consolidated Total Indebtedness to Consolidated Capitalization as of the last day of any fiscal quarter of the Borrower to be greater than 0.65 to 1.00.

ARTICLE 6
Defaults
SECTION 6.01. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
(a)    the Borrower (i) shall fail to pay when due any principal of any Loan or any reimbursement obligation in respect of any Letter of Credit or (ii) shall fail to pay within five Domestic Business Days after the due date thereof any interest or fees payable hereunder;
(b)    the Borrower shall fail to observe or perform any covenant contained in Section 5.01(d), 5.02 or 5.05;
(c)    the Borrower shall fail to observe or perform any covenant contained in Section 5.03 or 5.04 for five Domestic Business Days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;
(d)    the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a), (b) or (c) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;
(e)    any representation, warranty, certification or statement made or deemed made by or on behalf of the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made;
(a)the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing;
(g)    an involuntary case or other proceeding shall be commenced against the Borrower in any court of competent jurisdiction seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief approving or ordering any of the foregoing shall be entered by such court against the Borrower under the federal bankruptcy laws as now or hereafter in effect;

(h)    the Borrower shall fail generally to pay its debts as they become due; or
(i)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
then, and in every such event, the Administrative Agent shall, if requested by the Required Lenders, by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and/or declare the Loans (together with accrued interest thereon) and any other amounts payable hereunder to be, and the Loans and such amounts shall thereupon become, immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any Event of Default specified in clause (f) or (g) above, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon automatically terminate and the Loans (together with accrued interest thereon) and all other amounts payable hereunder shall automatically become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) or 6.01(d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
SECTION 6.03 Cash Collateral. The Borrower agrees, in addition to the provisions of Section 6.01, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Required Lenders, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(f) or 6.01(g), the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Lenders. Any such funds held as collateral by the Administrative Agent shall be held for the satisfaction of the reimbursement obligations of the Borrower for the aggregate Letter of Credit Liabilities at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Required Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Domestic Business Days after all Events of Default have been cured or waived.

ARTICLE 7
The Administrative Agent
SECTION 7.01 Appointment and Authorization. Each Lender and Issuing Bank irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent hereunder and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.
SECTION 7.02. Administrative Agent and Affiliates. The Person serving as the Administrative Agent shall have the same rights and powers under this Agreement in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate of the Borrower as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 7.03. Action by Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by this Agreement that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or applicable law, (c) the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6, and (d) except as expressly set forth in this Agreement, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate thereof that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

SECTION 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
SECTION 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement) or (b) in the absence of its own gross negligence or willful misconduct or a material breach by the Administrative Agent of the express terms of this Agreement, as determined by a final judgment of a court of competent jurisdiction (so long as such determination has not been reversed or vacated on appeal); provided that the provisions of this sentence are for the sole benefit of the Administrative Agent and shall not release any Lender from liability it would otherwise have to the Borrower. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Credit Event, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants or agreements of the Borrower hereunder or the occurrence of any Default, (iv) the satisfaction of any condition specified in Article 3, except for confirmation of the receipt of items required to be delivered to the Administrative Agent, or (v) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith. The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements for being maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of any Credit Event, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance to the making of such Loan or the issuance of such Letter of Credit.

SECTION 7.06. Credit Decision. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance on the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance on the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
SECTION 7.07. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Administrative Agent from among the Lenders, subject to the approval of the Required Lenders, which shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Borrower and approved by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent resigns as Administrative Agent hereunder, the provisions of this Article and of Section 9.03 shall inure to its benefit as to actions taken or omitted to be taken by it while it was Administrative Agent.
SECTION 7.08. Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.
SECTION 7.09. Other Agents. None of the Arrangers, the Documentation Agents or the Syndication Agent, in their capacities as such, shall have any duties or obligations of any kind under this Agreement.
ARTICLE 8
Change in Circumstances
SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Eurodollar Borrowing:
(a)    the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted London Interbank Offered Rate for such Interest Period; or
(b)    the Required Lenders advise the Administrative Agent that the Adjusted London Interbank Offered Rate for such Interest Period as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their Loans included in such Eurodollar Borrowing for such Interest Period;
then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended and (ii) each outstanding Eurodollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.
SECTION 8.02. Illegality. (a)  If, on or after the Effective Date, any Change in Law shall make it unlawful or impossible for any Lender (or its applicable lending office) to make, maintain or fund its Eurodollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.
(b)If such notice is given, each Eurodollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan, if such Lender may lawfully continue to maintain and fund such Loan as a Eurodollar Loan to such day, or (ii) immediately, if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a Eurodollar Loan to such day. Interest and principal on any such Base Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Eurodollar Loans of the other Lenders.
SECTION 8.03. Increased Cost and Reduced Return. (a)  If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan or insurance charge) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted London Interbank Offered Rate) or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Other Connection Taxes (x) imposed on (or measured by) gross or net income (however denominated), profits or revenue (including value-added or similar Taxes) or (y) that are franchise Taxes or branch profits Taxes and (C) Excluded Taxes described in clauses (b) through (e) of the definition of Excluded Taxes);
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then subject to Sections 8.03(c) and 8.03(d), the Borrower will pay to such Lender, such Issuing Bank or such other Recipient such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines in good faith that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, subject to Sections 8.03(c) and 8.03(d), the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered;

provided that such Lender or such Issuing Bank is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender or such Issuing Bank has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 8.03(a) or 8.03(b), including in reasonable detail a description of the basis for such claim for compensation and an explanation of how such amount or amounts were determined, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 8.03 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 8.03 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 8.04 Base Rate Loans Substituted for Affected Eurodollar Loans. If (a) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Eurodollar Loans has been suspended pursuant to Section 8.02 or (b) any Lender has demanded compensation under Section 8.03 with respect to its Eurodollar Loans and the Borrower shall, by at least five Eurodollar Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 8.04 shall apply to the Lender demanding such compensation, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Eurodollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders. If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall, subject to Section 8.02, be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Lenders.
SECTION 8.05. Taxes. (a)  Withholding of Taxes; Gross-Up. Each payment by the Borrower hereunder shall be made without withholding for any Taxes,

unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes from any such payment, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding for Indemnified Taxes applicable to additional amounts payable under this Section 8.05(a)), the applicable Recipient receives the amount it would have received had no such withholding for Indemnified Taxes been made.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority pursuant to this Section 8.05, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable (without duplication) by such Recipient in connection with this Agreement (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.05(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify a Recipient pursuant to this Section 8.05(d) for any Indemnified Taxes unless such Recipient notifies the Borrower of the indemnification claim for such Indemnified Taxes no later than 180 days after the date on which such Recipient has made payment of such Indemnified Taxes. The indemnity under this Section 8.05(d) shall be paid within 20 days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim (including how such amounts were determined). Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(g) relating to the maintenance of a Participant Register, in each case that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 8.05(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 8.05(e) to the extent such amount shall not have been paid as provided herein.
(f)    Status of Lenders. (i) Any Lender (which, solely for purposes of Sections 8.05(f) and 8.05(g), shall include the Administrative Agent) that is entitled to an exemption from, or reduction of, withholding Tax with respect to any payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 8.05(f)(ii)(A) through (E) and Section 8.05(g)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 8.05(f) or Section 8.05(g). If any form or certification previously delivered pursuant to this Section 8.05(f) or Section 8.05(g) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)    Without limiting the generality of the foregoing, any Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed originals of whichever of the following is applicable:

(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    IRS Form W-8ECI;
(D)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit B (a “U.S. Tax Certificate”) to the effect that such Lender is neither (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;
(E)    in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D), (E) and (F) of this Section 8.05(f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its direct or indirect partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(g)    FATCA. If a payment made to a Lender hereunder would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 8.05(g), “FATCA” shall include any amendments made to FATCA after the Effective Date.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.05 (including by payment of additional amounts pursuant to this Section 8.05), it shall, within 45 days after receiving such refund, pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 8.05 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8.05(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8.05(h) the payment of which would place such indemnified party in a less favorable net after-Tax position than it would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 8.05(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(i)    Issuing Bank. For purposes of this Section 8.05, the term “Lender” includes any Issuing Bank.
SECTION 8.06. Mitigation Obligations; Replacement of Lenders. (a) Mitigation Obligations. If any Lender requests compensation under Section 8.03, or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 8.05, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 8.03 or 8.05, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If (i) the obligation of any Lender to make or to convert or continue outstanding Loans as or into Eurodollar Loans has been suspended pursuant to Section 8.02, (ii) any Lender has demanded compensation under Section 8.03 or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 8.05, (iii) any Lender has become a Defaulting Lender, (iv) any Lender refuses to consent to any proposed amendment, modification, waiver or consent with respect to any provision hereof that requires the unanimous approval of all Lenders, or the approval of each of the Lenders affected thereby (in each case in accordance with Section 9.05), and the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, waiver or consent, or (v) any Lender shall be a Declining Lender, then the Borrower shall have the right, upon notice to such Lender and the Administrative Agent, to designate a substitute financial institution or financial institutions (which may be one or more of the Lenders) to purchase for cash, pursuant to an Assignment and Assumption Agreement and in accordance with Section 9.06(b), the outstanding Revolving Loans and funded participations in Letter of Credit drawings and Swingline Loans of such Lender and assume the Commitment of such Lender, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender’s outstanding Revolving Loans and funded participations in Letter of Credit drawings and Swingline Loans plus any accrued but unpaid interest thereon and accrued but unpaid fees for the account of such Lender hereunder, plus such amount, if any, as would be payable pursuant to Section 2.14 if the outstanding Revolving Loans of such Lender were prepaid in their entirety on the date of consummation of such assignment, provided that the Borrower shall have received the prior written consent of the Administrative Agent, the Swingline Lender and each Issuing Bank to the extent such consent is required under Section 9.06(b), which consent shall not unreasonably be withheld, conditioned or delayed. Each party hereto agrees that an assignment required pursuant to this Section 8.06(b) may be effected pursuant to an Assignment and Assumption Agreement executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.
SECTION 8.07 Notice Mandatory. The Administrative Agent or the affected Lender, as the case may be, shall promptly give notice to the Borrower when circumstances which gave rise to a suspension of the obligations of the Lenders or a Lender to make or maintain Eurodollar Loans pursuant to Section 8.01 or 8.02 no longer exist.
ARTICLE 9
Miscellaneous
SECTION 9.01. Notices. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 9.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or e-mail, as follows:

(i)    if to the Borrower, to it at 5555 San Felipe Street, Houston, TX 77056, Attention of Treasurer (Fax No.: (713) 296-4519; E-Mail: morrisclark@marathonoil.com);
(ii)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Wholesale Loan Operations, 500 Stanton Christiana Road, Floor 3, Ops 2, Newark, DE, 19713, Attention of Tesfaye Anteneh (Fax No.: (302) 634-1417; E-Mail: tesfaye.a.anteneh@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., Wholesale Loan Operations, 500 Stanton Christiana Road, Floor 3, Ops 2, Newark, DE, 19713-2107, Attention of Rea Seth (Fax No.: (302) 634-1417; E-Mail: rea.n.seth@jpmorgan.com);
(iii)    if to any Issuing Bank, to it at its address (or fax number or e-mail address) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or fax number or e-mail address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);
(iv)    if to the Swingline Lender, to it at 500 Stanton Christiana Road, Floor 3, Ops 2, Newark, DE, 19713-2107, Attention of Rea Seth (Fax No.: (302) 634-1417; E-Mail: rea.n.seth@jpmorgan.com); and
(v)    if to any other Lender, to it at its address (or fax number or e-mail address) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in Section 9.01(b) shall be effective as provided in such Section.
(b)    Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article 2 to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent or the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.
(d)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communication available to the Issuing Banks and the Lenders by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system providing for access to data protected by passcodes or other security system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform.
SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right, power or privilege hereunder or under any Letter of Credit shall operate as a waiver thereof, nor shall any single or partial exercise thereof, or any abandonment or discontinuance of steps to enforce such a right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 9.03. Expenses; Indemnification. (a)  The Borrower shall pay (i) all reasonable and documented (with reasonably detailed invoices) out-of-pocket expenses of the Administrative Agent, including fees and disbursements of counsel for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof (whether or not the transactions contemplated thereby shall be consummated) or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable and documented (with reasonably detailed invoices) out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including (without duplication) the fees and disbursements of outside counsel, in connection with such Event of Default and collection, or any bankruptcy, insolvency, reorganization or other enforcement proceedings resulting therefrom.

(b)    The Borrower agrees to indemnify the Administrative Agent, each Issuing Bank, each Lender and their respective Related Parties (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether based on contract, tort or any other theory, whether initiated against or by any party hereto, any Affiliate thereof or any third party and whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that (i) no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct or for its material breach of the express terms of this Agreement, in each case as determined by final judgment of a court of competent jurisdiction (so long as such determination has not been reversed or vacated on appeal), (ii) the Borrower shall not, in connection with any such proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm at any one time for the Indemnitees (which shall be selected by the Administrative Agent after consultation with the Borrower), provided that in the case of a conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict, the Borrower shall be responsible for the reasonable fees and expenses of one firm of counsel for each such affected Indemnitee, (iii) each Indemnitee shall consult with the Borrower from time to time at the request of the Borrower regarding the conduct of the defense in any such proceeding, and (iv) the Borrower shall not be obligated to pay an amount of any settlement entered into without its consent (which shall not be unreasonably withheld or delayed).
(c)    To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of proceeds thereof; provided that nothing in this Section 9.03(c) shall limit the indemnification obligations of the Borrower under Section 9.03(b) with respect to any special, indirect, consequential or punitive damages that may be awarded against any Indemnitee in favor of any third party. The Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for any damages from the use by unintended recipients of information obtained by electronic means; provided that the foregoing shall not apply to the extent such damages are found by a final judgment of a court of competent jurisdiction to have arisen from the willful misconduct or gross negligence of such Indemnitee or the material breach by such Indemnitee of its agreements in Section 9.13 (which judgment has not been reversed or vacated on appeal).
(d)    To the extent that the Borrower fails to pay any amount required to be paid by it under this Section 9.03 to the Administrative Agent, any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing (and without limiting the Borrower’s obligation to do so), each Lender severally agrees to pay to the

Administrative Agent, such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount. For purposes of this Section 9.03(d), a Lender’s “ratable share” shall be determined based upon its share of the sum of the Total Outstanding Amount and unused Commitments at the time (or most recently outstanding and in effect).
(e)    All amounts due under this Section 9.03 shall be payable within 30 days after written demand therefor.
SECTION 9.04. Sharing. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in disbursements under Letters of Credit or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in disbursements under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and participations in disbursements under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in disbursements under Letters of Credit and Swingline Loans; provided that (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (b) the provisions of this Section 9.04 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including Section 2.16, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in disbursements under Letters of Credit or Swingline Loans to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
SECTION 9.05. Amendments and Waivers. (a)  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of any Issuing Bank, the Swingline Lender or the Administrative Agent are affected thereby, by such Issuing Bank, the Swingline Lender or the Administrative Agent, as applicable); provided that (subject to Section 2.19 with respect to any Defaulting Lender) no such amendment or waiver shall:

(i)    unless signed by each affected Lender, (A) increase the Commitment of any Lender, (B) reduce the principal of or interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder or (C) postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Letter of Credit or any fees hereunder (or reduce the amount of, waive or excuse any such payment), or postpone the date fixed for the termination of any Commitment or (except as expressly provided in Section 2.04) the expiry date of any Letter of Credit; or
(ii)    unless signed by all Lenders, (A) change the percentage of the Credit Exposures which shall be required for the Lenders or any of them to take any action under this Section 9.05(a) or any other provision of this Agreement, (B) change this Section 9.05(a) or (C) change the pro rata distribution of payments to Lenders under this Agreement;
provided that the amount set forth with respect to any Issuing Bank as its Letter of Credit Commitment may be amended by a writing signed by the Borrower and such Issuing Bank, without the requirement of a consent of any other Person.
For avoidance of doubt, the operation of Section 2.17 or 2.18 in accordance with its terms is not an amendment subject to this Section 9.05.
(b)    Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency of a technical nature so long as the Lenders shall have received at least 10 Domestic Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within 10 Domestic Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.
(c)    The Administrative Agent may, but shall have no obligation to, with the prior written concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.05 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
SECTION 9.06 Successors and Assigns. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) except as expressly provided in Section 5.02, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 9.06(e)), the Arrangers, the Syndication Agent, the Documentation Agents and, to the extent expressly contemplated hereby, the Related Parties of any of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of the Administrative Agent (provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund), each Issuing Bank, the Swingline Lender and, unless an Event of Default has occurred and is continuing, the Borrower (provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund) (each such consent not to be unreasonably withheld, conditioned or delayed); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld, delayed or conditioned), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, (iv) the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws and (v) the assignee, if it shall not be a Lender, shall be required to execute and deliver the applicable forms to the extent required under Sections 8.05(f) and 8.05(g) for any Lender, and no assignment shall be effective in connection herewith unless and until such forms are so delivered. If the consent of the Borrower is required under this Section 9.06(b), the Borrower shall be deemed to have given its consent 10 Domestic Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) and receipt thereof has been acknowledged by the Borrower, unless such consent is expressly refused by the Borrower prior to such 10th Domestic Business Day. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.06(d), from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits (and subject to the obligations) of Section 2.14, 8.03, 8.05 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.06(e).
(c)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States of America a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Lenders and the Issuing Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender (as to its own interest hereunder), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Upon receipt by the Administrative Agent of an Assignment and Assumption Agreement executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and the applicable forms to the extent required under Sections 8.05(f) and 8.05(g) (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section 9.06, the Administrative Agent shall accept such Assignment and Assumption Agreement and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption Agreement or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption Agreement lacks any written consent required by this Section 9.06 or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption Agreement, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.06(d), and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption Agreement relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption Agreement, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section 9.06 with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption Agreement is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption Agreement, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(e)    Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment, Loans, Swingline Liabilities and/or Letter of Credit Liabilities owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.05(a)(i) that affects such Participant. Subject to Section 9.06(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.03 and 8.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.06(b) (thereby becoming a Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender, provided such Participant agrees to be subject to Section 9.04 as though it were a Lender. The Borrower shall be notified promptly by the applicable Lender of each participation sold by such Lender to a Participant pursuant to this Section 9.06(e).
(f)    A Participant shall not be entitled to receive any greater payment under Section 8.03 or 8.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 8.05 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 8.05 (including Sections 8.05(f) and 8.05(g)) and be subject to Section 8.06 as though it were a Lender.
(g)    Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any rights and/or obligations under this Agreement (including all or a portion of its Commitment, Loans and/or Letter of Credit Liabilities or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loans and/or Letter of Credit Liabilities or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(h)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank authority, and this Section 9.06 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.07. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facility provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement, and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.04(c). In addition, notwithstanding anything to the contrary set forth in this Agreement, in the event that on the Letter of Credit Termination Date any Letter of Credit shall be a

Backstopped Letter of Credit, then, unless on such date any unreimbursed drawing shall have been outstanding thereunder, such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement, and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.04(c). The provisions of Sections 2.14, 8.03, 8.05 and 9.03 and Article 7 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the termination of the Commitments.
SECTION 9.08 Governing Law; Submission to Jurisdiction; Consent to the Service of Process. (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County, and any appellate court from any thereof, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
SECTION 9.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.11 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing (other than, in each case, a Defaulting Lender), is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower that are due and payable at such time under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations of the Borrower are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section 9.11 are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent within one Domestic Business Day after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.
SECTION 9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.15. USA PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.
SECTION 9.16. No Fiduciary Relationship. The Borrower, on behalf of itself and its Affiliates, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.17. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) upon the request or demand of any regulatory authority (including any self-regulatory authority) having jurisdiction over the Administrative Agent, such Issuing Bank or such Lender, as applicable, or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority (or any request by any governmental bank regulatory authority), (i) promptly notify the Borrower in advance of such disclosure, to the extent practicable and permitted by law, and (ii) so furnish only that portion of such information which the applicable Person is legally required to disclose), (c) to the extent required by any legal, judicial, administrative proceeding or other process or otherwise as required by applicable law or regulations (in which case the Administrative Agent, such Issuing Bank or such Lender, as applicable, shall (i) promptly notify the Borrower in advance of such disclosure, to the extent practicable and permitted by law, and (ii) so furnish only that portion of such information which the applicable Person is legally required to disclose), (d) to any other party to this Agreement, (e) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (g) subject to an agreement containing provisions no less restrictive than those of this Section 9.17, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty to any swap, securitization or derivative transaction relating to the Borrower and its obligations under this Agreement, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.17 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates. For the purposes of this Section 9.17, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Affiliates or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section 9.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.18. Non-Public Information. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (a) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (b) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
SECTION 9.19. Amendment and Restatement of Existing Credit Agreement. This Agreement shall amend and restate the Existing Revolving Credit Agreement in its entirety, and all of the terms and provisions hereof shall supersede the terms and conditions thereof. The Indebtedness of the Borrower evidenced under this Agreement and the other Loan Documents are given in renewal, extension, modification but not in extinguishment or discharge of the Indebtedness under the Existing Credit Agreement. The parties agrees that, upon the effectiveness of this Agreement, the “Loans” made and outstanding under the Existing Revolving Credit Agreement, if any, and all accrued and unpaid interest thereon shall be deemed to be Loans outstanding under and payable by this Agreement and all “Letters of Credit” issued and outstanding under the Existing Revolving Credit Agreement, if any, shall be deemed to be issued and outstanding as Letters of Credit hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MARATHON OIL CORPORATION

By: /s/ Morris Clark
Name: Morris R. Clark
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as a
Lender, as an Issuing Bank and as
Administrative Agent,

By: /s/ Debra Hrelja
Name: Debra Hrelja
Title: Vice President

THE ROYAL BANK OF SCOTLAND
PLC, as a Lender and as an Issuing Bank,

By: /s/ Steve Ray
Name: Steve Ray
Title: Director

CITIBANK, N.A., as a Lender and as an
Issuing Bank ,

By: /s/ Andrew Sidford
Name: Andrew Sidford
Title: Vice President

MORGAN STANLEY BANK, N.A., as a Lender
and as an Issuing Bank,

By: /s/ Subhalakshmi Ghosh-Kohli
Name: Subhalakshmi Ghosh-Kohli
Title: Authorized Signatory

THE BANK OF NOVA SCOTIA, as a
Lender and as an Issuing Bank,

By: /s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

Bank of Tokyo Mitsubishi UFJ, LTD

By: /s/ Mark Oberreuter
Name: Mark Oberreuter
Title: Vice President

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

DNB CAPITAL LLC

By: /s/ Joe Hykle
Name: Joe Hykle
Title: Senior Vice President

By: /s/ Jill Ilski
Name: Jill Ilski
Title: First Vice President

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

Goldman Sachs Bank USA

By: /s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

SIGNATURE PAGE TO THE AMENDED AND
RESTATED CREDIT AGREEMENT OF MARATHON
OIL CORPORATION

HSBC BANK USA, National Association

By: /s/ Robert Wainwright
Name: Robert Wainwright
Title: Director

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

PNC Bank, National Association

By: /s/ Thomas E. Redmond
Name: Thomas E. Redmond
Title: Senior Vice President

SIGNATURE PAGE TO
THE AMENDED AND RESTATED CREDIT AGREEMENT
OF MARATHON OIL CORPORATION

Name of Institution: Royal Bank of Canada

By: /s/ Jay Sartain
Name: Jay Sartain
Title: Authorized Signatory

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

SOCIETE GENERALE

By: /s/ Diego Medina
Name: Diego Medina
Title: Director

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

US Bank National Association

By: /s/ John Prigge
Name: John Prigge
Title: Vice President

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

LLOYDS BANK PLC

By: /s/ Julie R. Franklin
Name: Julia R. Franklin
Title:Vice President- F014

By: /s/ Karen Weich
Name: Karen Weich
Title: Vice President- W011

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

Standard Chartered Bank

By: /s/ Steven Aloupis
Name: Steven Aloupis A2388
Title: Managing Director
Capital Markets

By: /s/ Hsing H. Huang
Name: Hsing H. Huang
Title: Associate Director
                                    Standard Chartered Bank NY

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

SUMITOMO MITSUI BANKING
CORPORATION

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

THE BANK OF NEW YORK MELLON

By: /s/ Hussam S. Alsahlani
Name: Hussam S. Alsahlani
Title: Vice President

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

The Northern Trust Company

By: /s/ Keith Burson
Name: Keith Burson
Title: Vice President

SIGNATURE PAGE TO THE
AMENDED AND RESTATED
CREDIT AGREEMENT OF
MARATHON OIL
CORPORATION

Fifth Third Bank

By: /s/ Richard Butler
Name: Richard Butler
Title: Senior Vice President

PRICING SCHEDULE

Each of “Commitment Fee Rate”, “Eurodollar Margin” and “Base Rate Margin” means, for any day, the rate per annum set forth in the table below (expressed in basis points per annum) in the column under such term and in the row corresponding to the Pricing Level applicable on such day:

	Applicable Ratings (Moody’s/S&P)	Commitment Fee	Eurodollar Margin	Base Rate Margin
Pricing Level 1	A2/A or higher	8.0	87.5	0.0
Pricing Level 2	A3/A-	10.0	100.0	0.0
Pricing Level 3	Baa1/BBB+	12.5	112.5	12.5
Pricing Level 4	Baa2/BBB	17.5	125.0	25.0
Pricing Level 5	Baa3/BBB- or lower	22.5	150.0	50.0

The applicable Pricing Level will be based on the Applicable Ratings (as defined below) from Moody’s and S&P. For purposes of the foregoing, (a) if either Moody’s or S&P shall not have in effect an Applicable Rating (other than by reason of the circumstances referred to in the next succeeding paragraph), then the applicable Pricing Level will be based on the single available Applicable Rating, (b) if the Applicable Ratings established or deemed to have been established by Moody’s and S&P shall fall within different levels, the applicable Pricing Level shall be based on the higher of the two Applicable Ratings unless one of the two ratings is two or more levels lower than the other, in which case the applicable Pricing Level shall be determined by reference to the level one rating lower than the higher of the two Applicable Ratings, and (c) if the Applicable Ratings established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders. Each change in the applicable Pricing Level resulting from a change in the Applicable Ratings shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Commitment Fee Rate, the Eurodollar Margin, and the Base Rate Margin shall be determined by reference to the rating most recently in effect from such rating agency prior to such change or cessation.

For any day when no Applicable Rating is in effect, the Commitment Fee Rate, the Eurodollar Margin, and the Base Rate Margin shall be the rates set forth opposite Pricing Level 5.
“Applicable Rating” shall mean, for each of Moody’s and S&P, (a) the rating assigned by such rating agency to the Borrower’s senior, unsecured long-term indebtedness for borrowed money that is not subject to any credit enhancement, or (b) if such rating agency shall not have in effect a rating referred to in the preceding clause (a), then the rating assigned by such rating agency to the Loans, or (c) if such rating agency shall not have in effect a rating referred to in either of the preceding clause (a) or (b), the “company” or “corporate credit” rating assigned by such rating agency to the Borrower.

COMMITMENTS SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$210,000,000
The Royal Bank of Scotland plc	$210,000,000
Citibank, N.A.	$210,000,000
Morgan Stanley Bank, N.A.	$210,000,000
The Bank of Nova Scotia	$210,000,000
Bank of Tokyo Mitsubishi UFJ, LTD	$137,500,000
DNB Capital LLC	$137,500,000
Goldman Sachs Bank USA	$137,500,000
HSBC Bank USA, National Association	$137,500,000
PNC Bank, National Association	$137,500,000
Royal Bank of Canada	$137,500,000
Societe Generale	$137,500,000
US Bank National Association	$137,500,000
Lloyds Bank plc	$60,000,000
Standard Chartered Bank	$60,000,000
Sumitomo Mitsui Banking Corp.	$60,000,000
The Bank of New York Mellon	$60,000,000
The Northern Trust Company	$60,000,000
Fifth Third Bank	$50,000,000
Total	$2,500,000,000

EXHIBIT A
[FORM OF] ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not otherwise defined herein have the meanings specified in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including any Letters of Credit and Swingline Loans included in such facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: (the “Assignor”)

2.	Assignee: (the “Assignee”)[and is a Lender/an Affiliate/an Approved Fund of [identify Lender]1]

3.	Borrower: Marathon Oil Corporation (the “Borrower”)

4.	Administrative Agent: JPMorgan Chase Bank, N.A. (the “Administrative Agent”

1 Select as applicable.

5.
Credit Agreement: Amended and Restated Credit Agreement dated as of May 28, 2014, among the Borrower, the Royal Bank of Scotland plc, as syndication agent, Citibank, N.A., Morgan Stanley Senior Funding Inc. and The Bank of Nova Scotia, as documentation agents, and the Administrative Agent

6.	Assigned Interest: [2]

Facility Assigned	Aggregate Amount of Commitments/ Revolving Loans for all Lenders	Amount of Commitments/ Revolving Loans Assigned	Percentage Assigned of Commitments/ Revolving Loans of all Lenders.[3]
Revolving Facility	$	$	%

Effective Date:                                , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, state and foreign securities laws.

2 Must comply with the minimum assignment amounts set forth in Section 9.06(b) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.
3 Set forth, to at least nine decimals, as a percentage of the Commitment/Revolving Loans of all Lenders

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,
by

Name:
Title:

[NAME OF ASSIGNEE], as Assignee,
by

Name:
Title:

[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:
[Consented to:] 5

JPMORGAN CHASE BANK, N.A., as Swingline Lender,
by

Name:
Title:
Consented to:

JPMORGAN CHASE BANK, N.A., as an Issuing Bank,
by

Name:
Title:

[NAME OF ISSUING BANK]
by

Name:
Title:

4 To be included only if the consent of the Administrative Agent is required pursuant to the terms of the Credit Agreement.
5 To be included only if the consent of the Swingline Lender and Issuing Banks is required pursuant to the terms of the Credit Agreement.

[NAME OF ISSUING BANK]
by

Name:
Title:

[NAME OF ISSUING BANK]
by

Name:
Title:

[NAME OF ISSUING BANK]
by

Name:
Title:
[Consented to:]6

[MARATHONOIL CORPORATION
by

Name:
Title:]

6 To be included only if the consent of the Borrower is required pursuant to the terms of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated herein; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, other than statements, warranties and representations made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrower or (iv) the performance or observance by the Borrower of any of its obligations under the Credit Agreement.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee, (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (iii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received and/or has had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the delivery of any such financial statements, the financial statements referred to in Section 4.04(a) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, independently and without reliance on the Assignor, the Administrative Agent, any Arranger or any Lender, and (vi) if it is a Non-U.S. Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 8.05 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, the Administrative Agent, any Arranger or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (ii) it hereby appoints and authorizes the Administrative Agent to take such action and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That For U.S. Federal Income Tax Purposes Are Not (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Marathon Oil Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, and the other agents party thereto.
Pursuant to the provisions of Section 8.05 of the Credit Agreement, the undersigned Lender (and, if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes, the undersigned Lender on behalf of its tax owner for U.S. federal income tax purposes (“Tax Owner”)) hereby certifies that (i) the undersigned Lender is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) the undersigned Lender (or, if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes, its Tax Owner) is the sole beneficial owner of such Loan(s) (as well as any note(s) evidencing such Loan(s)), and (iii) the undersigned Lender (and, if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes, its Tax Owner) (A) is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (B) is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (C) is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned Lender for itself (or, if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes, for its Tax Owner) has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:____________________
Name:
Title:
Date: ________ __, 20[ ]

[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That For U.S. Federal Income Tax Purposes Are Not (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Marathon Oil Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, and the other agents party thereto.
Pursuant to the provisions of Section 8.05 of the Credit Agreement, the undersigned Participant (and, if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes, the undersigned Participant on behalf of its tax owner for U.S. federal income tax purposes (“Tax Owner”)) hereby certifies that (i) the undersigned Participant is the sole record owner of the participation in respect of which it is providing this certificate, (ii) the undersigned Participant (or, if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes, its Tax Owner) is the sole beneficial owner of such participation, and (iii) the undersigned Participant (and, if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes, its Tax Owner) (A) is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (B) is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (C) is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned Participant for itself (or, if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes, for its Tax Owner) has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:________________________
Name:
Title:
Date: ________ __, 20[ ]

[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That For U.S. Federal Income Tax Purposes Are (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Marathon Oil Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, and the other agents party thereto.
Pursuant to the provisions of Section 8.05 of the Credit Agreement, the undersigned Participant (and, if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes, the undersigned Participant on behalf of its tax owner for U.S. federal income tax purposes (“Tax Owner”)) hereby certifies that (i) the undersigned Participant is the sole record owner of the participation in respect of which it is providing this certificate, (ii) the undersigned Participant’s (or, if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes, its Tax Owner’s) direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned Participant, its Tax Owner (if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes) nor any of its (or, if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes, its Tax Owner’s) direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the undersigned Participant’s direct or indirect partners/members (and, if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes, none of its Tax Owner’s direct or indirect partners/members) is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of the undersigned Participant’s direct or indirect partners/members (and, if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes, none of its Tax Owner’s direct or indirect partners/members) is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned Participant for itself (or, if the undersigned Participant is a disregarded entity for U.S. federal income tax purposes, for its Tax Owner) has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its (or its Tax Owner’s) direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
Name:
Title:
Date: ________ __, 20[ ]

[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That For U.S. Federal Income Tax Purposes Are (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of May 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Marathon Oil Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, and the other agents party thereto.
Pursuant to the provisions of Section 8.05 of the Credit Agreement, the undersigned Lender (and, if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes, the undersigned Lender on behalf of its tax owner for U.S. federal income tax purposes (“Tax Owner”)) hereby certifies that (i) the undersigned Lender is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) the undersigned Lender’s (or, if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes, its Tax Owner’s) direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned Lender, its Tax Owner (if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes) nor any of the undersigned Lender’s (or, if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes, its Tax Owner’s) direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the undersigned Lender’s direct or indirect partners/members (and, if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes, none of its Tax Owner’s direct or indirect partners/members) is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of the undersigned Lender’s direct or indirect partners/members (and, if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes, none of its Tax Owner’s direct or indirect partners/members) is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned Lender for itself (or, if the undersigned Lender is a disregarded entity for U.S. federal income tax purposes, for its Tax Owner) has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its (or its Tax Owner’s) direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT C

[FORM OF] PROMISSORY NOTE
$[ ]                     New York, New York
             [•], 201[•]

FOR VALUE RECEIVED, the undersigned, MARATHON OIL CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to [ ] (the “Lender”) or its registered assigns, at the office of JPMorgan Chase Bank, N.A. (the “Administrative Agent”) at 383 Madison Avenue, New York, New York 10179, on the Termination Date (as defined in the Amended and Restated Credit Agreement dated as of May 28, 2014 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, The Royal Bank of Scotland plc, as Syndication Agent, Citibank, N.A., Morgan Stanley Senior Funding, Inc. and The Bank of Nova Scotia, as Documentation Agents, and the Administrative Agent), in lawful money of the United States of America in immediately available funds, (a) the lesser of (i) the principal amount of [ ] dollars ($[ ]) and (ii) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (b) interest on the unpaid principal amount of each such Loan from the date such Loan is made until the principal amount thereof is paid in full, at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.
The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest, in each case, from and including the date such payment was due to, but excluding, the date of actual payment at the rate or rates provided in the Credit Agreement.
The Borrower hereby waives diligence, presentment, demand, protest and notice of non-payment. In case an Event of Default shall occur and be continuing, the principal and accrued interest on this Promissory Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this Promissory Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Promissory Note or the Credit Agreement.
This Promissory Note is one of the promissory notes referred to in Section 2.06(d) of the Credit Agreement and is entitled to the benefits of the Credit Agreement.

The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
[Signature Page Follows]

[Signature Page to the Promissory Note]

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

MARATHON OIL CORPORATION,
by:

Name:
Title:

Schedule A to Promissory Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Euro-Dollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

2
Schedule B to Promissory Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURO-DOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Adjusted London Interbank Offered Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By